                                                                   EXHIBIT 10.46

                                  OFFICE LEASE
                                  ------------

                                LNR WARNER CENTER
                                -----------------

                           WOODLAND HILLS, CALIFORNIA
                           ---------------------------




                   DCA HOMES, INC., A FLORIDA CORPORATION, AND
              LENNAR ROLLING RIDGE, INC., A CALIFORNIA CORPORATION,

                                  AS LANDLORD,

                                       AND

                                   HEALTH NET,
                            A CALIFORNIA CORPORATION,

                                    AS TENANT

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE 1         REAL PROPERTY/PROJECT, BUILDINGS AND PREMISES.................................................1

ARTICLE 2         LEASE TERM...................................................................................16

ARTICLE 3         BASE RENT....................................................................................17

ARTICLE 4         ADDITIONAL RENT..............................................................................18

ARTICLE 5         USE OF PREMISES..............................................................................30

ARTICLE 6         SERVICES AND UTILITIES.......................................................................31

ARTICLE 7         REPAIRS......................................................................................34

ARTICLE 8         ADDITIONS AND ALTERATIONS....................................................................35

ARTICLE 9         COVENANT AGAINST LIENS.......................................................................37

ARTICLE 10        INSURANCE....................................................................................38

ARTICLE 11        DAMAGE AND DESTRUCTION.......................................................................40

ARTICLE 12        NONWAIVER....................................................................................42

ARTICLE 13        CONDEMNATION.................................................................................43

ARTICLE 14        ASSIGNMENT AND SUBLETTING....................................................................44

ARTICLE 15        SURRENDER OF PREMISES; OWNERSHIP  AND REMOVAL OF TRADE FIXTURES..............................47

ARTICLE 16        HOLDING OVER.................................................................................48

ARTICLE 17        ESTOPPEL CERTIFICATES........................................................................48

ARTICLE 18        SUBORDINATION................................................................................48

ARTICLE 19        DEFAULTS; REMEDIES...........................................................................49

ARTICLE 20        COVENANT OF QUIET ENJOYMENT..................................................................51

ARTICLE 21        SIGNS........................................................................................51

ARTICLE 22        COMPLIANCE WITH LAWS.........................................................................54

ARTICLE 23        ENTRY BY LANDLORD............................................................................54

ARTICLE 24        TENANT PARKING...............................................................................55

ARTICLE 25        MISCELLANEOUS PROVISIONS.....................................................................56



EXHIBITS

A        OUTLINE OF PREMISES

A-1      SITE PLAN OF REAL PROPERTY

B        TENANT WORK LETTER

C        AMENDMENT TO LEASE

D        RULES AND REGULATIONS


                                      (iv)

E        FORM OF TENANT'S ESTOPPEL CERTIFICATE

F        PARKING RULES AND REGULATIONS

G        SNDA (US BANK)

H        SNDA (EXISTING LENDER)

I        TENANT'S BROKER COMMISSION AGREEMENT

J        TOTAL NEW FHS BUILDING COSTS (SAMPLE LINE ITEM DETAIL)

K        JANITORIAL AND WINDOW WASHING SPECIFICATIONS

L        HVAC TEMPERATURE DESIGN CONDITIONS

M        FIRST FLOOR FIRST OFFER SPACE


EXTENSION OPTION RIDER



                                      (v)

                                INDEX OF CERTAIN
                                ----------------

                                 DEFINED TERMS
                                 -------------

                                                                                                            PAGE(S)
                                                                                                            ------
Acceptable Changes.............................................................................................36
Additional Building C Exterior Sign............................................................................52
Additional Rent................................................................................................18
Affiliates.....................................................................................................46
Alterations....................................................................................................35
Amortization Interest Rate.....................................................................................20
Base Rent......................................................................................................18
Base Year......................................................................................................18
BOMA Standard...................................................................................................3
Building B Exterior Signs......................................................................................52
Building B Monument Sign.......................................................................................52
Building C Exterior Sign.......................................................................................52
Building C Monument............................................................................................52
Buildings.......................................................................................................1
Calendar Year..................................................................................................18
Claims.........................................................................................................38
Comparable Buildings............................................................................................7
Connecting Equipment...........................................................................................61
Construction...................................................................................................61
Cost Pools.....................................................................................................20
Current Premises...............................................................................................14
Direct Expenses................................................................................................18
Election Date...................................................................................................8
Eligibility Period.............................................................................................33
Entitlements....................................................................................................2
Environmental Laws..............................................................................................4
Environmental Reports...........................................................................................4
Estimate.......................................................................................................27
Estimate Statement.............................................................................................27
Estimated Excess...............................................................................................27
Excess.........................................................................................................26
Excluded Claims................................................................................................38
Existing Buildings..............................................................................................1
Existing Lender................................................................................................49
Existing Lender SNDA...........................................................................................49
Expense Year...................................................................................................18
Exterior Signs.................................................................................................52
Fair Market Allowance...........................................................................................7
Fair Market Rental Rate....................................................................Extension Option Rider
FHS.............................................................................................................9
FHS Commencement Date..........................................................................................14
FHS Expansion Space.............................................................................................9
FHS Tenant Improvement Costs/Allowance.........................................................................12
First Offer Commencement Date...................................................................................9
First Offer Notice..............................................................................................5
First Offer Space...............................................................................................4
First Offer Space Rent..........................................................................................6
First Year FHS Base Rent.......................................................................................11
Force Majeure..................................................................................................58
Hazardous Materials.............................................................................................4
Holidays.......................................................................................................31
HVAC...........................................................................................................21
Interest Rate..................................................................................................28
Land Cost Amount...............................................................................................12
Landlord........................................................................................................1
Landlord Parties...............................................................................................38
Landlord's Broker..............................................................................................59
Laws...........................................................................................................54



                                      (vi)

                                                                                                            PAGE(S)
                                                                                                            ------
Lease...........................................................................................................1
Lease Commencement Date........................................................................................16
Lease Expiration Date..........................................................................................16
Lease Term.....................................................................................................16
Lease Year.....................................................................................................16
New Building....................................................................................................9
Notices........................................................................................................58
Operating Expenses.............................................................................................18
Option Term................................................................................Extension Option Rider
Parking Facilities..............................................................................................1
Parking Facility Spaces........................................................................................55
Permitted Sublease.............................................................................................47
Permitted Subtenant............................................................................................47
Phase I Parking Structure.......................................................................................1
Post-Third Year Offer Space.....................................................................................7
Pre-Existing Building...........................................................................................9
Premises........................................................................................................1
Pre-Occupancy Period...........................................................................................17
Pre-Third Year Offer Space......................................................................................6
Project.........................................................................................................1
Real Property...................................................................................................1
Reduction Right................................................................................................15
Reduction Space................................................................................................15
Related Improvements...........................................................................................11
Renewed Space..............................................................................Extension Option Rider
Rent...........................................................................................................18
Statement......................................................................................................26
Surface Spaces.................................................................................................55
Systems and Equipment..........................................................................................24
Tax Expenses...................................................................................................24
Telecommunication Devices......................................................................................61
Telecommunication Equipment....................................................................................61
Tenant..........................................................................................................1
Tenant's Broker................................................................................................59
Tenant's Broker Commission Agreement...........................................................................60
Tenant's Building B Share......................................................................................25
Tenant's Building C Monument Sign..............................................................................52
Tenant's Building C Share......................................................................................25
Tenant's Election Notice........................................................................................8
Tenant's Share.................................................................................................18
Third Party Lease...............................................................................................4
Total New FHS Building Costs...................................................................................11
Transfer Notice................................................................................................44
Transfer Premium...............................................................................................45
Transferee.....................................................................................................44
Transfers......................................................................................................44
US Bank Deed of Trust..........................................................................................49
US Bank SNDA...................................................................................................49
Utilities Costs................................................................................................25


                                     (vii)

                                LNR WARNER CENTER
                                -----------------

                                  OFFICE LEASE
                                  ------------

     This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "LEASE"), dated as of the date set forth in Section 1 of the Summary, is made by and between DCA HOMES, INC., a Florida corporation, and LENNAR ROLLING RIDGE, INC., a California corporation (collectively, "LANDLORD"), and HEALTH NET, a California corporation ("TENANT").

                                    ARTICLE 1

                  REAL PROPERTY/PROJECT, BUILDINGS AND PREMISES

     1.1  REAL PROPERTY/PROJECT, BUILDINGS AND PREMISES.

          1.1.1 PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of the Summary (the "PREMISES"), which Premises shall be located in those two certain "BUILDINGS" set forth in Section 6.1 of the Summary to be constructed on the Real Property. The outline of the floor plan of the Premises is set forth in EXHIBIT A attached hereto.

          1.1.2 BUILDINGS AND REAL PROPERTY/PROJECT. The Buildings, when constructed, shall be part of a multi-building office building project known as "LNR Warner Center" and located on the approximately 35 acre site at the northeast corner of Canoga Avenue and Burbank Boulevard in Woodland Hills, California. Such office building project (i) currently contains two (2) existing office buildings located thereon whose addresses are 5800 Canoga Avenue and 21261 Burbank Boulevard, Woodland Hills, California, respectively (collectively, the "EXISTING BUILDINGS") and related surface parking areas and other facilities, (ii) is to be expanded to include the Buildings, additional surface parking areas surrounding the Buildings, a 5.5 level above-grade parking structure located northeast of Building C (the "PHASE I PARKING STRUCTURE"), landscaping, driveways, plazas, walkways, courtyards, public and private streets and other improvements and facilities which Landlord is or will be constructing as part of "Phase I" thereof, and (iii) may further be expanded, at Landlord's sole and absolute discretion, to include additional office and other buildings, parking structures, parking facilities, landscaping, driveways, plazas, walkways, courtyards, public and private streets and other improvements and facilities. As used in this Lease, the terms "REAL PROPERTY" and "PROJECT", shall mean, collectively: (A) the Existing Buildings; (B) the Buildings; (C) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Buildings and Existing Buildings, including the Phase I Parking Structure, surface parking facilities and other parking structures and surface parking facilities now or hereafter servicing the Buildings, the Existing Buildings and any other buildings which may be constructed within LNR Warner Center (collectively, the "PARKING FACILITIES"), which are designated from time to time by Landlord as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Buildings, the Existing Buildings and any such other buildings;
(D) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord's assignee for LNR Warner Center) may add thereto from time to time within or as part of LNR Warner Center; and (E) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Real Property and proposed Phase I of LNR Warner Center (which Phase I includes the Buildings, the Phase I Parking Structure, surface parking areas, landscaping, driveways, plazas, walkways, courtyards, public and private streets and common areas, and which may be revised by Landlord as provided in the Tenant Work Letter) is set forth in EXHIBIT A-1 attached hereto. Landlord has no obligation to expand or otherwise make any improvements within the Project other than as set forth in Section 1.1.4 below, and other than Landlord's obligations set forth in the Tenant Work Letter to construct (1) the Base, Shell and Core of the Buildings and the other improvements within the Phase I Project (as such term is defined in the Tenant Work Letter) as set forth in the Phase I Project Plans (as defined in the

Tenant Work Letter) as the same may be modified by Landlord pursuant to the provisions of the Tenant Work Letter, and (2) the initial Tenant Improvements for the Premises pursuant to the provisions of the Tenant Work Letter.

     1.1.3 TENANT'S AND LANDLORD'S RIGHTS. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located within Building C, and the non-exclusive use of the areas located on the Real Property designated by Landlord from time to time as common areas for the Buildings; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Real Property (subject, however, to the limitations contained in clauses (i) and (ii) in Section 5.1 below), and (B) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) subject to Tenant's rights in Section 25.30 below, Tenant may not go on the roof of Buildings without Landlord's prior consent and without being accompanied by a representative of Landlord. Subject to the limitations in
Section 25.30 below, Landlord reserves the right from time to time to use any of the common areas of the Real Property, and the roof, risers and conduits of the Buildings for telecommunications and/or any other purposes, and to do any of the following, as long as such acts (including any acts undertaken by Landlord as the "Declarant" under any covenants, conditions and restrictions recorded against the Real Property) are performed in accordance with all applicable Laws (as defined in Article 22 below) and do not materially and adversely interfere with Tenant's permitted use of or access to the Premises or materially increase Tenant's obligations under this Lease: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and, subject to Article 24 below, parking spaces, parking structures and parking areas, and (y) expanding or decreasing the size of the Real Property and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Real Property; (3) form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Buildings, and, subject to Section 4.2.5 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Direct Expenses; and (4) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

     1.1.4 FOOD SERVICE; CHILD CARE FACILITY. Subject to the applicable conditional use permits, project approvals issued by the City of Los Angeles, covenants and agreements with the City of Los Angeles and other entitlements for the Project which permit Landlord to develop the Project, which may be amended from time to time (collectively, the "ENTITLEMENTS"), and subject to all other applicable Laws (as defined in Article 22 below), Landlord shall use commercially reasonable efforts to substantially complete (punch-list items excepted) construction of a facility in the Project from which a retail food service business may be operated on or before the first (1st) anniversary of the Lease Commencement Date. In addition, subject to the Entitlements and all other applicable Laws, Landlord shall use commercially reasonable efforts to substantially complete (punch-list items excepted) construction of a child care facility in the Project as soon as reasonably possible following the satisfaction or waiver of the conditions set forth in the immediately succeeding sentence. Tenant hereby acknowledges that Landlord has advised Tenant that the Entitlements for the Project described above restrict Landlord from commencing construction of such child care facility until the following have been completed: (i) the development and construction of Phase I of the Project; (ii) if and when constructed by Landlord, at Landlord's option, the portion of the Project which Landlord constructs as "Phase II"; and (iii) if and when performed by Landlord, at Landlord's option, the grading of the portion of the Project which Landlord constructs as "Phase III". Tenant agrees that in connection with Landlord's financing, transfer or sale of all or any portion of the Real Property, or for any other reason determined by Landlord, Landlord may, at any time after execution of this Lease, remove this Section 1.1.4 (and Landlord's obligations hereunder) from this Lease and instead include the provisions of this Section 1.1.4 and Landlord's obligations hereunder in a separate written agreement independent from this Lease (which separate agreement shall, at Landlord's election, only pertain to such portions of the Real Property owned by Landlord [which may be less than the entire Real Property] and designated by Landlord to be the property upon which Landlord may construct the restaurant and child care facility). Tenant shall promptly execute such separate agreement, as well as an amendment to this Lease deleting this Section 1.1.4 therefrom (and otherwise modifying this Lease to delete any references to Section 1.1.4 and the restaurant and child care facility), following Landlord's election and submission of such documents to Tenant, provided that the form and substance of such separate agreement and amendment to Lease are reasonably acceptable to Tenant.

     1.2 RENTABLE AND USABLE SQUARE FEET. The rentable and usable square feet of the Premises are approximately as set forth in Section 6.2 of the Summary. For purposes hereof, the "usable square feet" of the Premises and the "rentable square feet" of the Premises and the Buildings shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (the "BOMA STANDARD"). The rentable square feet of the Buildings is estimated to be 356,490 rentable square feet. The usable square feet of the Premises and the rentable square feet of the Premises and the Buildings shall be certified to Landlord and Tenant with reasonably particularized supporting calculations by Landlord's planner/designer prior to the Lease Commencement Date, and such certification shall be made in accordance with the provisions of this Section 1.2 (the "CERTIFICATION"); provided, however, that in the event that Tenant's architect disputes the number of usable or rentable square feet in the Premises or the rentable square feet in the Buildings as set forth in the Certification, written notice of such dispute shall be provided to Landlord within thirty (30) days after Tenant's receipt of the Certification. If Tenant fails to deliver to Landlord written notice of such dispute within such 30-day period, Tenant shall be deemed to have approved the Certification. To resolve any such dispute, Landlord's planner/designer, Tenant's architect, Tenant and Landlord shall meet to attempt to reach agreement on the number of rentable and usable square feet in the Premises and the number of rentable square feet in the Buildings. If such parties cannot agree on such numbers, then the parties shall promptly submit the dispute to binding arbitration under the auspices of JAMS/ENDISPUTE (or any successor to such organization) in Los Angeles, California, according to the then rules of commercial arbitration for such organization but with reference to the BOMA Standard, and the arbitrators resolving such dispute shall only have jurisdiction to determine the square footage of the Premises and Buildings in dispute, and shall not have jurisdiction to modify the terms of this Lease. During the period from the Lease Commencement Date until any dispute regarding the square footage of the Premises and Buildings is resolved, the rentable and usable square footage amounts set forth in Section 6.2 of the Summary and this Section 1.2 shall be utilized for all purposes under this Lease. In the event that following such dispute it is mutually determined by the parties or pursuant to such arbitration that the rentable and usable square footage amounts of the Premises and/or Buildings are other than those set forth in Section 6.2 of the Summary and/or this Section 1.2, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable and/or usable square footage amounts (including, without limitation, the amount of the Base Rent, the Tenant Improvement Allowance and Tenant's Building C Share, but specifically excluding Tenant's Building B Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant. At either party's discretion, the number of rentable and usable square feet of any First Offer Space and/or FHS Expansion Space leased by Tenant pursuant to Sections 1.5 and/or 1.6 of this Lease, and of the remainder of any partial floor space following a reduction pursuant to Section 1.7 of this Lease, if applicable, shall be subject to verification, and such verification shall be made in accordance with the BOMA Standard and the provisions of this
Section 1.2; in the event that it is determined that the rentable and/or usable square feet of any such space pursuant to the BOMA Standard shall be different from the amounts thereof set forth in this Lease or as may be initially determined by Landlord, Landlord shall modify all amounts, percentages and figures with respect to such space appearing or referred to in this Lease to conform to such corrected square footage amounts therefor (including, without limitation, the amount of the Base Rent, Tenant's Share of Direct Expenses and any tenant improvement allowances applicable to such space).

     1.3 CONDITION OF THE PREMISES; HAZARDOUS MATERIALS. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B, (i) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, the Buildings, the Existing Buildings or the Real Property, and (ii) Landlord has made no representation or warranty regarding the condition of the Premises, the Buildings, the Existing Buildings or the Real Property. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that, to Landlord's actual knowledge without duty of investigation or inquiry, as of the date of execution of this Lease, the individual parcels of land within Phase I of the Real Property upon which the Buildings are to be constructed (as depicted on EXHIBIT A-1) do not currently contain any Hazardous Materials (as defined below in this Section 1.3) in violation of existing applicable Environmental Laws (as defined below in this Section 1.3), except as described in the Environmental Reports (as such term is defined below in this Section 1.3) copies of which have been delivered by Landlord to Tenant; such representation and warranty pertains only to the land within Phase I upon which the Buildings shall be constructed, and not to the land upon which the Existing Buildings are constructed or any other land on the Real Property, nor the Existing Buildings or any other improvements now or hereafter located on the Real Property. Landlord further covenants that Landlord shall observe and comply with all applicable Environmental Laws in connection with Landlord's activities on the Real Property (including, without limitation, Landlord's actions undertaken pursuant to Sections 1.1.3 and 25.29 of this Lease), and in connection therewith, Landlord shall not cause any Hazardous Materials to be introduced in, on or under the Real Property by Landlord, its agents, employees or contractors in violation of Environmental Laws in effect at the time of such introduction. Landlord shall also use commercially reasonable efforts to cause the tenants of the Project (other than Tenant) who have introduced any Hazardous Materials in, on or under the Real Property in violation of Environmental Laws to clean-up and/or remediate such Hazardous Materials, at no cost to Tenant, to the extent required by applicable Environmental Laws. Landlord shall indemnify, defend, reimburse and hold Tenant harmless from and against the cost of remediation of any Hazardous Materials to the extent (i) existing on the Real Property as of the date of execution of this Lease in violation of applicable Environmental Laws at such time (including as a result of Landlord's utilization thereof in connection with the original construction of the Phase I Project), and/or (ii) resulting from Landlord's breach of its representations and/or covenants in this Section
1.3. Such indemnity shall survive the expiration or earlier termination of this Lease. For purposes hereof, "costs of remediation" shall mean the costs associated with the investigation, testing, monitoring, containment, removal, remediation, cleanup and/or abatement of any release of any such Hazardous Materials described in the immediately preceding sentence as necessary to comply with any applicable Environmental Laws. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively, "ENVIRONMENTAL LAWS"). As used in this Section 1.3, the term "ENVIRONMENTAL REPORTS" collectively refers to the following reports prepared with respect to the Real Property: (A) that certain letter dated June 8, 1998 from American Environmental Specialists, Co. to Mr. Kevin Read at Lennar Partners; (B) that certain Bulk Asbestos Survey dated August 22, 1997 prepared by McLaren/Hart; and (C) that certain Phase I Environmental Assessment dated August 22, 1997 prepared by McLaren/Hart.

     1.4  INTENTIONALLY DELETED.

     1.5 RIGHT OF FIRST OFFER. Tenant shall have a right of first offer to lease certain space in Building C as follows:

          1.5.1 RIGHT OF FIRST OFFER; FIRST OFFER SPACE. During the period of time from and after the date of execution of this Lease until the end of the initial Lease Term as may be extended for the First Option Term only ("FIRST OFFER ELIGIBILITY PERIOD"), Tenant shall have a right of first offer to lease the remaining space in Building C not leased by Tenant at the time Landlord delivers the First Offer Notice, as such term is defined in Section 1.5.2 below (including, without limitation, any Reduction Space [as such term is defined in Section 1.7 below] provided that Landlord has entered into a Third Party Lease [as such term is defined below in this Section 1.5.1] with a third party after the time that Tenant returns possession of such Reduction Space to Landlord pursuant to Tenant's reduction rights set forth in Section 1.7 below) (the "FIRST OFFER SPACE"), when such space (or applicable portion thereof) becomes available for lease as provided hereinbelow as reasonably determined by Landlord. For purposes hereof, the applicable First Offer Space shall only become available for lease to Tenant (i) after Landlord has entered into a lease with a third party for such First Offer Space (a "THIRD PARTY

LEASE"), and (ii) following the expiration or earlier termination of such Third Party Lease and after such third party has vacated such space.

               1.5.1.1 Notwithstanding the foregoing, with respect to that certain space located on the first floor of Building C as depicted on EXHIBIT M attached hereto containing approximately 14,847 rentable square feet (the "FIRST FLOOR FIRST OFFER SPACE"), in addition to Tenant's right of first offer to lease the First Floor First Offer Space after such space becomes available for lease following Landlord's lease of such space to a third party with a Third Party Lease as provided in Section 1.5.1 above, Tenant shall also have the one-time right of first offer pursuant to this Section 1.5.1.1 to lease the First Floor First Offer Space prior to the first time Landlord has entered into a Third Party Lease with any third party therefor which is other than Aetna Life Insurance Company or its affiliate or designee ("AETNA"), when such space becomes available for lease as reasonably determined by Landlord as provided hereinbelow. The First Floor First Offer Space shall become available for lease pursuant to the immediately preceding sentence prior to the first time Landlord intends to submit to a third party which is other than Aetna a bona fide proposal or letter of intent to lease all or any portion of the First Floor First Offer Space.

               1.5.1.2 Further, if Landlord determines, in its sole discretion, to terminate lease negotiations with Aetna for that certain space (the "AETNA FIRST OFFER SPACE") which consists of the second (2nd) floor of Building C and the balance of the first floor of Building C which is other than the First Floor First Offer Space described in Section 1.5.1.1 above, in addition to Tenant's right of first offer to lease the Aetna Space after such space becomes available for lease following Landlord's lease of such space to a third party with a Third Party Lease as provided in Section 1.5.1 above, Tenant shall also have the one-time right of first offer pursuant to this Section 1.5.1.2 to lease the Aetna Space prior to the first time Landlord has entered into a Third Party Lease with any third party therefor, when such space becomes available for lease as reasonably determined by Landlord as provided hereinbelow. The Aetna Space shall become available for lease pursuant to the immediately preceding sentence prior to the first time Landlord intends to submit to a third party which is other than Aetna a bona fide proposal or letter of intent to lease all or any portion of the Aetna Space.

               1.5.1.3 Any First Floor First Offer Space or Aetna Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above (but not pursuant to Section 1.5.1 above) shall be collectively referred to herein as the "SPECIAL FIRST OFFER SPACE".

               1.5.1.4 Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.5 and, at Tenant's election, (A) shall be for the entire amount of the First Offer Space which becomes available for lease as determined by Landlord as provided herein, and not a portion thereof, or (B) with respect to any First Offer Space which is other than the First Floor First Offer Space, shall be for not less than contiguous full floor portions of such First Offer Space starting with the highest floor contiguous to the remainder of the Premises in Building C leased by Tenant as of the date Tenant delivers its applicable Tenant's Election Notice (as defined below) exercising Tenant's right of first offer for such space (for example, if the First Offer Notice indicates that the available First Offer Space consists of Floors 1 and 2 of Building C and as of the date of Tenant's Election Notice the portion of the Premises in Building C that Tenant is leasing consists only of Floors 3, 4 and 5 of Building C, then Tenant may elect pursuant to this clause (B) to lease either (x) all of Floor 1, (y) all of Floor 2, or (z) all of Floors 1 and 2). In the event that only a portion of the First Offer Space becomes available for lease (as reasonably determined by Landlord), Tenant's right of first offer shall continue as to the remainder of the First Offer Space, when such remainder becomes available (as reasonably determined by Landlord) on the terms and conditions set forth in this Section 1.5. Notwithstanding anything herein to the contrary, Tenant's right of first offer set forth in this Section 1.5 shall be subject to the rights of the third party tenant under a Third Party Lease to renew the lease term of the Third Party Lease, but only if such renewal is consummated pursuant to an express provision in such lease or any modification of any express renewal provision that may be agreed upon by Landlord and such party (so long as such modification does not provide for a longer renewal term than originally provided in such express renewal provision).

          1.5.2 FIRST OFFER NOTICE; TERMS OF LEASE OF FIRST OFFER SPACE. During the First Offer Eligibility Period, Landlord shall give Tenant written notice (the "FIRST OFFER NOTICE") when the First Offer Space (or any portion thereof) is expected to become or has become available for lease by Tenant during the First Offer Eligibility Period (as such availability is reasonably determined by Landlord) pursuant to the terms of Tenant's right of first offer, as set forth in this Section 1.5. With respect to any First Offer Space which is other than the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above, Landlord shall use its best efforts to deliver the First Offer Notice at least six (6) months prior to the date Landlord anticipates that the applicable First Offer Space will become available for lease by Tenant; provided, however, that Landlord shall not be liable to Tenant in the event that such notice is inaccurate as to the precise availability date, so long as Landlord exercised good faith and reasonable judgment in determining such anticipated delivery date identified in the First Offer Notice. Landlord's First Offer Notice shall describe the First Offer Space so offered to Tenant and the rentable and usable square footage thereof as determined by Landlord pursuant to Section 1.3, and shall also set forth the annual Base Rent for the First Offer Space (the "FIRST OFFER SPACE RENT") and the other material terms upon which Landlord would lease the First Offer Space to Tenant; provided, however, that:

               (i) the lease term for the First Offer Space shall be coterminous with the Lease Term for the original Premises (as may be extended pursuant to the Extension Option Rider) unless, if by making the term of the lease for the First Offer Space coterminous with the Lease Term for the original Premises, the term of the lease for the First Offer Space would be less than five (5) years, then the lease term for the First Offer Space shall be, at Landlord's election, either five (5) years or such shorter period as Landlord shall so specify in Landlord's First Offer Notice; however, if Landlord so specifies a term which is shorter than five (5) years and Tenant objects thereto concurrently with Tenant's delivery of Tenant's Election Notice (as such term is defined in Section 1.5.3 below), the term of the lease for the First Offer Space shall be coterminous with the Lease Term for the original Premises;

               (ii) except for any Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above, subject to such tenant improvement allowance to be provided to Tenant for such First Offer Space as determined pursuant to the following provisions of this Section 1.5.2, Tenant shall take such First Offer Space in its "as-is" condition as of the date of delivery of such space, and the construction of improvements in such First Offer Space shall be Tenant's sole responsibility, with any such construction to comply with the terms of Article 8 of this Lease; and

               (iii) with respect to any Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above, Landlord shall construct the initial tenant improvements for such Special First Offer Space (and the base, shell and core if not already constructed for such space) pursuant to a tenant work letter substantially the same as the Tenant Work Letter attached to this Lease as Exhibit B, except that: (A) the time deadlines for submittal and approval of plans and specifications and other actions required to be performed by Landlord and Tenant shall be revised with respect to the Special First Offer Space pursuant to a schedule mutually approved by the parties and set forth in the amendment to Lease described in Section 1.5.4 below (except that there shall be no staged delivery or Delivery condition provisions with respect to any portion of the Special First Offer Space); (B) Sections 5.4 and 5.5 of the Tenant Work Letter shall not apply with respect to the Special First Offer Space; (C) the tenant improvement allowance for the Special First Offer Space shall be determined as part of the Fair Market Rental Rate for the Special First Offer Space as provided in Section 1.5.2.2 below; and, unless otherwise mutually agreed to by Landlord and Tenant, Tenant shall not be entitled to use any portion of such tenant improvement allowance for any of Tenant's Property or Moving/Personal Property Costs as provided in the Tenant Work Letter; (D) the fixed fees and general conditions for the Contractor if Landlord selects Snyder Langston as the Contractor currently set forth in the Tenant Work Letter, and the provisions requiring Landlord to enter into a guaranteed maximum construction contract with the Contractor shall not apply with respect to the Special First Offer Space unless otherwise mutually approved by Landlord and Tenant; and (E) the terms and conditions of the Tenant Work Letter attached to this Lease which conflict with the terms and conditions of this Section 1.5.2(iii) shall not apply.

               1.5.2.1 LEASE OF FIRST OFFER SPACE DURING THE FIRST THREE YEARS OF THE LEASE TERM. In the event that the First Offer Commencement Date for the applicable First Offer Space leased by Tenant (which is other than the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above) occurs prior to the last day of the third (3rd) year of the initial Lease Term, Tenant's lease of such First Offer Space (sometimes referred to herein as the "PRE-THIRD YEAR OFFER SPACE") shall be upon the same terms and conditions of this Lease as applicable to the original Premises, except that the Tenant Work Letter attached hereto as EXHIBIT B and the Tenant Improvement Allowance set forth therein shall not apply with respect to such Pre-Third Year Offer Space, but the tenant improvement allowance for the applicable Pre-Third Year Offer Space shall equal the Fair Market Allowance (as such term is defined below) therefor. Specifically, (i) the annual Base Rent payable for the Pre-Third Year Offer Space shall be at the same base rental rate per rentable square foot as Tenant is paying for the original Premises and shall be subject to increases at the same time and at the same base rental rate per rentable square foot as the annual Base Rent is increased for the original Premises; (ii) the Base Year used for determining Tenant's obligation to pay Direct Expenses for the Pre-Third Year Offer Space shall be the same as the Base Year used for determining Tenant's obligation to pay Direct Expenses for the original Premises; (iii) Tenant's Share shall be increased to take into account the rentable square feet of the Pre-Third Year Offer Space; and (iv) Tenant shall be entitled to rent, at no charge during the initial Lease Term, additional unreserved, undesignated parking spaces in the Parking Facilities at the ratio of four (4) unreserved, undesignated parking spaces for each 1,000 rentable square feet of the Pre-Third Year Offer Space so leased by Tenant. In lieu of the Tenant Improvement Allowance provided in the Tenant Work Letter, Landlord shall provide Tenant with a tenant improvement allowance for such Pre-Third Year Offer Space equal to the tenant improvement allowance provided to non-equity tenants, as of the commencement of the lease term for such Pre-Third Year Offer Space, who are leasing non-sublease, non-equity, unencumbered space on a full-service gross basis comparable in size, location and quality to the Pre-Third Year Offer Space for a comparable term, which comparable space is located in the Project and in other first-class office buildings in Woodland Hills, California (collectively, the "COMPARABLE BUILDINGS") (but in determining any such tenant improvement allowance, the quality and quantity of tenant improvements in the Pre-Third Year Offer Space shall be taken into account and the value thereof deducted from such allowance to the extent the same can be used by a general office user), and taking into consideration that Tenant's lease of such Pre-Third Year Offer Space shall be subject to the Base Rent and Base Year specified in clauses (i) and
(ii), respectively, of the immediately preceding sentence (the "FAIR MARKET ALLOWANCE"); provided, however, in no event shall the Fair Market Allowance provided to Tenant be less than $10.00 per usable square foot of the Pre-Third Year Offer Space.

               1.5.2.2 LEASE OF SPECIAL FIRST OFFER SPACE AND FIRST OFFER SPACE AFTER THE FIRST THREE YEARS OF THE LEASE TERM. In the event that the First Offer Commencement Date for the applicable First Offer Space leased by Tenant (which is other than the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 or 1.5.1.2 above) occurs after the last day of the third (3rd) year of the initial Lease Term, the First Offer Space Rent payable for such First Offer Space (sometimes referred to herein as the "POST-THIRD YEAR OFFER SPACE") shall be equal to ninety-five percent (95%) of the "FAIR MARKET RENTAL RATE" for such Post-Third Year Offer Space (as such term is defined in Section 2 of the Extension Option Rider). The First Offer Space Rent payable for any Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 and/or
1.5.1.2 above shall be equal to the Fair Market Rental Rate for such Special First Offer Space. The Base Year used for determining Tenant's obligations to pay Direct Expenses for any such Post-Third Year Offer Space and Special First Offer Space leased by Tenant hereunder shall be the calendar year in which the First Offer Commencement Date therefor occurs; provided, however, that if the First Offer Commencement Date for such Post-Third Year Offer Space or Special First Offer Space, as the case may be, occurs after the month of September of such calendar year, then the Base Year therefor shall be the calendar year immediately following the calendar year in which such First Offer Commencement Date occurs. All of the other terms of the lease for such applicable Post-Third Year Offer Space and Special First Offer Space, as the case may be, shall be upon the same terms and conditions of this Lease as applicable to the original Premises, except that (i) the Tenant Work Letter and Tenant Improvement Allowance set forth therein shall not apply with respect to any such Post-Third Year Offer Space leased by Tenant hereunder (as the tenant improvement allowance for such Post-Third Year Offer Space shall be determined as a component of the Fair Market Rental Rate therefor as set forth in Section 1.5.2 above), (ii) the Tenant Work Letter and tenant improvement allowance for the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 and/or 1.5.1.2 above shall be as set forth in Section 1.5.2(iii) above, and (iii) Tenant's Share shall be increased to take into account the rentable square feet of such Post-Third Year Offer Space or Special First Offer Space, as the case may be leased by Tenant hereunder. Tenant shall be entitled to rent, at the prevailing parking rates, if any, charged by Landlord or Landlord's parking operator from time to time as set forth in Section 24.2 below, additional parking spaces in such locations within the Parking Facilities as Landlord shall determine from time to time, at the ratio of four (4) parking spaces for each 1,000 rentable square feet of any Post-Third Year Offer Space and Special First Offer Space so leased by Tenant; five percent (5%) of such parking spaces shall be reserved for Tenant's use in such locations in the Parking Facilities as shall be reasonably determined by Landlord from time to time, while the remainder shall be unreserved, undesignated parking spaces.

               1.5.3 PROCEDURE FOR ACCEPTANCE. On or before the date which is ten (10) business days after Tenant's receipt of Landlord's First Offer Notice (the "ELECTION DATE") (such ten (10) business day period shall be reduced to five (5) business days with respect to Landlord's First Offer Notice for any Special First Offer Space described in Section 1.5.1 above), Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall have the right to elect either to: (i) lease the entire First Offer Space described in the First Offer Notice (or with respect to any space other than the First Floor First Offer Space, such contiguous full floor(s) thereof as described in Section 1.5.1(B) above) at the First Offer Space Rent and upon the other terms therefor set forth in the First Offer Notice (if Tenant desires to lease less then the entire First Offer Space pursuant to this clause
(i) or clause (ii) hereinbelow, Tenant shall designate in Tenant's Election Notice which contiguous full floor portion(s) thereof Tenant so desires to lease pursuant to Section 1.5.1(B) above, but if Tenant fails to indicate its desire to lease less than the entire First Offer Space, Tenant shall be deemed to have elected to lease the entire First Offer Space); (ii) lease the entire First Offer Space (or, with respect to any space other than the First Floor First Offer Space, such contiguous full floor(s) thereof as described in Section 1.5.1(B) above) upon the terms set forth in the First Offer Notice, except that Tenant may concurrently object to Landlord's determination of the Fair Market Allowance with respect to any Pre-Third Year Offer Space or the Fair Market Rental Rate for any Post-Third Year Offer Space, as the case may be; provided that not timely objecting to Landlord's determination of the Fair Market Allowance or the Fair Market Rental Rate, as applicable, shall be deemed Tenant's acceptance of same; or (iii) refuse to lease the entire or any such contiguous full floor portions of the First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord's First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease any of such First Offer Space. If Tenant elects or is deemed to have elected not to lease any of such First Offer Space, then Tenant's right of first offer set forth in this Section 1.5 shall terminate with respect to all of the First Offer Space specified in the First Offer Notice and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires; provided, however, Tenant shall have a subsequent right of first offer to lease the applicable First Offer Space identified in such First Offer Notice if such First Offer Space subsequently becomes available for lease (as reasonably determined by Landlord) during the First Offer Eligibility Period (A) after Landlord has entered into a subsequent lease for such First Offer Space with a third party or third parties following Tenant's failure to exercise such first offer right with respect to such space and the expiration or earlier termination of the original Third Party Lease therefor (including renewals, whether or not such renewal is pursuant to an express provision in such lease or otherwise), and (B) following the expiration or earlier termination of such subsequent third party lease and after the applicable third party has vacated such space. If Tenant elects to lease the entire First Offer Space, or with respect to any space other than the First Floor First Offer Space, contiguous full floor(s) thereof identified in the First Offer Notice, but objects to Landlord's determination of the Fair Market Allowance or the Fair Market Rental Rate, as applicable, for the applicable First Offer Space pursuant to clause (ii) hereinabove, then Landlord and Tenant shall use the procedure set forth in Section 4 of the Extension Option Rider to determine such Fair Market Rental Rate and/or Fair Market Allowance, as applicable.

               1.5.4 AMENDMENT TO LEASE. If Tenant timely and validly exercises its right of first offer to lease any First Offer Space pursuant to this
Section 1.5: (i) the applicable First Offer Space shall become part of the Premises leased by Tenant under this Lease as of the applicable First Offer Commencement Date therefor, pursuant to the terms of this Section 1.5 and the other terms of this Lease which are not inconsistent therewith; (ii) with respect to any space other than the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 and/or 1.5.1.2 above, Landlord shall deliver the applicable First Offer Space to Tenant on a date selected by Landlord (the "PROJECTED DELIVERY DATE") that is no sooner than ninety (90) days and no later than one (1) year after the date Landlord delivered to Tenant the applicable First Offer Notice to Tenant, which outside Projected Delivery Date shall be extended until the date the existing tenant vacates and surrenders possession of such First Offer Space to Landlord; Landlord shall not be liable to Tenant or otherwise be in default under this Lease if Landlord is unable to deliver the applicable First Offer Space to Tenant by the outside Projected Delivery Date due to the failure of any other tenant to timely vacate and surrender to landlord such First Offer Space or any portion thereof (with respect to any First Offer Space which is Special First Offer Space, the foregoing provisions of this clause (ii) shall not apply, as Landlord shall deliver the Special First Offer Space following the date Landlord substantially completes the tenant improvements therefor in accordance with the provisions of
Section 1.5.2(iii) above); and (iii) Landlord and Tenant shall promptly after such exercise by Tenant execute an amendment to this Lease covering the First Offer Space and the lease terms thereof. The lease term for the applicable First Offer Space so leased by Tenant (which is other than the Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 and/or 1.5.1.2 above), shall commence upon the date (the "FIRST OFFER COMMENCEMENT DATE") which is the earlier of (A) the date Tenant commences business operations in such First Offer Space or (B) the date which is forty-five (45) days after Landlord's delivery of such First Offer Space to Tenant in its "AS-IS" condition as set forth above. The lease term for any Special First Offer Space leased by Tenant pursuant to Sections 1.5.1.1 and/or 1.5.1.2 above shall commence upon the First Offer Commencement Date therefor, which date shall, notwithstanding the immediately preceding sentence to the contrary, be the earlier of (1) the date Tenant commences business operations in such Special First Offer Space or (2) the date Landlord substantially completes the tenant improvements for such Special First Offer Space (subject to acceleration for any Tenant caused delays as provided in the tenant work letter for such Special First Offer Space).

               1.5.5 SUSPENSION OF RIGHT OF FIRST OFFER. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, the right of first offer herein above granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its right of first offer, Tenant is in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period; provided, however, that Tenant shall be entitled to an additional five (5) business days from the date of Tenant's receipt of Landlord's notice to cure any such monetary or material non-monetary default in order to preserve Tenant's first offer right so exercised by Tenant to lease the applicable First Offer Space thereunder. In addition, Tenant's right of first offer to lease the First Offer Space is personal to the original tenant executing this Lease (the "ORIGINAL TENANT") and any assignee (including an Affiliate) to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14 of this Lease (and not by any sublessee or other transferee of Tenant's interest in the Lease), and shall only be available to and exercisable by the Tenant when the Original Tenant or such assignee is in actual and physical possession of all of the rentable area located in Building B.

     1.6 FHS EXPANSION SPACE. Landlord hereby grants to Tenant the right to lease between approximately 100,000 and 125,000 rentable square feet of space, which space (the "FHS EXPANSION SPACE") shall be located, at Landlord's sole election, either (i) entirely in an existing building in the Project (a "PRE-EXISTING BUILDING") or (ii) entirely in a new building to be constructed by Landlord and added to the Project (a "NEW BUILDING"), upon the terms and conditions set forth in this Section 1.6. The precise amount of the FHS Expansion Space (within such rentable square footage parameters) and the exact location of the FHS Expansion Space shall be designated by Landlord (it being acknowledged that the FHS Expansion Space must be contiguous space if located in a New Building, or in a Pre-Existing Building which is other than Building C, but may or may not be contiguous space if located in Building C, as determined by Landlord in Landlord's sole discretion). In the event that Tenant exercises its rights under this Section 1.6, the Original Tenant, and/or Foundation Health Systems ("FHS") through a sublease entered into by Tenant and FHS pursuant to the following provisions of this Section 1.6, shall initially occupy the FHS Expansion Space. In the event that Tenant subleases to FHS all or any portion of the FHS Expansion Space, Landlord shall have no right to consent to such sublease, provided that (A) Tenant gives Landlord at least ten (10) days' prior notice of any such sublease, (B) any such sublease shall be subject and subordinate to all of the terms and provisions of this Lease and FHS shall expressly assume, in a written sublease delivered to Landlord on or prior to the effective date of such sublease, all of the obligations of Tenant under this Lease with respect to the FHS Expansion Space subleased to FHS (other than the amount of Base Rent payable by FHS with respect to such sublease), and (C) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

          1.6.1 METHOD OF EXERCISE. The expansion option contained in this
Section 1.6 shall be exercised by Tenant only in the following manner:

          (i) Tenant shall deliver written notice to Landlord ("TENANT'S FHS INTEREST NOTICE") not later than June 1, 2002, stating that Tenant may be interested in exercising its expansion option;

          (ii) Landlord, within ninety (90) days after receipt of Tenant's FHS Interest Notice, shall deliver notice (the "FHS EXPANSION RENT NOTICE") to Tenant setting forth (A) whether the FHS Expansion Space will be located in a Pre-Existing Building or New Building and, in either case, the approximate location of the space Landlord shall designate as the FHS Expansion Space, if leased by Tenant, (B) the approximate rentable and usable square footage of the space Landlord shall designate as the FHS Expansion Space, which shall be not less than approximately 100,000 rentable square feet and not more than approximately 125,000 rentable square feet, (C) in the event that the FHS Expansion Space shall be located in a Pre-Existing Building, Landlord's determination of the Fair Market Rental Rate (as defined in the Extension Option Rider attached hereto) for the FHS Expansion Space, (D) in the event the FHS Expansion Space shall be located in a New Building, Landlord's estimate of the Total New FHS Building Costs and the estimated annual Base Rent payable by Tenant therefor based upon and in accordance with the yield on cost formula set forth in Section 1.6.4 below, and (E) Landlord's estimate of the date Landlord will deliver possession of the FHS Expansion Space to Tenant pursuant to Section
1.6.2 below; provided, however, if Tenant delivers Tenant's FHS Interest Notice at any time during the period from and after March 1, 2002 through and including June 1, 2002, then, notwithstanding anything to the contrary set forth in this
Section 1.6, (1) Landlord shall have until September 1, 2002 to deliver to Tenant the FHS Expansion Rent Notice described above, and (2) if Landlord determines that the FHS Expansion Space will be located in a New Building, the Base Rent payable by Tenant for the FHS Expansion Space in the New Building shall be calculated based upon the lesser of (x) the actual Total New FHS Building Costs incurred by Landlord therefor or (y) the estimated Total New FHS Building Costs set forth in Landlord's FHS Expansion Rent Notice (including reserves and contingencies), as such estimated amounts may be increased to the extent such estimates are based on dates or other factors which are variable in nature (e.g., interest, financing and carrying costs which vary based upon the length of the construction process and/or the actual date of substantial completion and delivery of the FHS Expansion Space) and/or due to acts or omissions of Tenant or Tenant's agents, employees or contractors, including any Tenant Delays and/or changes in the base, shell and core of the New Building required due to changes in the plans therefor proposed by Tenant or required in connection with the tenant improvements for the FHS Expansion Space; and

          (iii) if Tenant wishes to exercise its expansion option for the FHS Expansion Space designated by Landlord in the FHS Expansion Rent Notice, Tenant shall, on or before the date occurring thirty (30) days after Tenant's receipt of the FHS Expansion Rent Notice, exercise the expansion option by delivering written notice thereof (the "FHS EXPANSION EXERCISE NOTICE") to Landlord, and, in the event that the FHS Expansion Space shall be located in a Pre-Existing Building as designated by Landlord, upon and concurrent with such exercise, Tenant may, at its option, object to Landlord's determination of the Fair Market Rental Rate for the FHS Expansion Space contained in the FHS Expansion Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate for the FHS Expansion Space shall be determined as set forth in
Section 4 of the Extension Option Rider attached hereto. If Tenant does not timely object to Landlord's determination of the Fair Market Rental Rate for the FHS Expansion Space, Landlord's determination thereof shall be conclusive and the arbitration procedures in Section 4 of the Extension Option Rider shall not be applicable but only if the FHS Expansion Rent Notice so states.

          1.6.2 DELIVERY OF THE FHS EXPANSION SPACE. Promptly after Landlord substantially completes Landlord's construction obligations for the FHS Expansion Space as described in Section 1.6.5 below, Landlord shall deliver the FHS Expansion Space to Tenant in the condition required in Section 1.6.5. Landlord shall endeavor to so deliver the FHS Expansion Space on or prior to October 1, 2004, but, subject to Section 1.6.5 below, Landlord shall not be liable to Tenant nor shall Tenant have any right to terminate this Lease or Tenant's lease of the FHS Expansion Space as a result of Landlord's failure to so deliver the FHS Expansion Space by such date.

          1.6.3 TERMS OF TENANT'S LEASE OF THE FHS EXPANSION SPACE. In the event that Landlord shall elect to locate the FHS Expansion Space in a Pre-Existing Building, (i) the annual Base Rent payable by Tenant for the FHS Expansion Space shall be equal to ninety-five percent (95%) of the Fair Market Rental Rate for the FHS Expansion Space, and (ii) the term of

Tenant's lease of the FHS Expansion Space shall be eight (8) years commencing upon the FHS Commencement Date (as defined below). In the event that Landlord shall elect to locate the FHS Expansion Space in a New Building, (A) the annual Base Rent payable by Tenant for the FHS Expansion Space shall be determined in accordance with the yield on cost formula set forth in Section 1.6.4 below, subject, however to the provisions in Section 1.6.1(ii) above, and (B) the term of Tenant's lease of the FHS Expansion Space shall be ten (10) years commencing upon the FHS Commencement Date. Regardless of whether Landlord elects to locate the FHS Expansion Space in a Pre-Existing Building or a New Building, (1) the Base Year used for determining Tenant's obligation to pay Direct Expenses for the FHS Expansion Space shall be the calendar year in which the FHS Commencement Date occurs (provided, however, that if the FHS Commencement Date occurs after the month of September of such calendar year, then the Base Year therefor shall be the calendar year immediately following the calendar year in which the FHS Commencement Date occurs), and (2) Tenant shall be entitled to rent, at the prevailing parking rates, if any, charged by Landlord or Landlord's parking operator from time to time as set forth in Section 24.2 below, additional parking spaces in such locations within the Parking Facilities as Landlord shall determine from time to time, at the ratio of four (4) parking spaces for each 1,000 rentable square feet of the FHS Expansion Space so leased by Tenant; five percent (5%) of such parking spaces shall be reserved for Tenant's use in such locations in the Parking Facilities as shall be determined by Landlord from time to time, while the remainder shall be unreserved, undesignated parking spaces.

          1.6.4 FHS BASE RENT FOR FHS EXPANSION SPACE IN NEW BUILDING.

               1.6.4.1 YIELD ON COST FORMULA. In the event that Landlord elects to locate the FHS Expansion Space in a New Building, the annual Base Rent payable by Tenant for the FHS Expansion Space for the first (1st) year of the lease term therefor (the "FIRST YEAR FHS BASE RENT") shall equal an amount which shall yield Landlord, on an annual basis during the initial lease term for the FHS Expansion Space, a net revenue return on the Total New FHS Building Costs (as defined below) per rentable square foot per year of the greater of (i) eleven percent (11%) or (ii) the sum of (A) the Ten-Year Treasury Rate in effect at the date of commencement of construction of the New Building plus (B) five percent (5%). During each year of the initial lease term for the FHS Expansion Space commencing with the second (2nd) year thereof, the annual Base Rent payable for the FHS Expansion Space shall equal the First Year FHS Base Rent, increased by two percent (2%) per year on a cumulative and compounded basis.

               1.6.4.2 TOTAL NEW FHS BUILDING COSTS. The term "TOTAL NEW FHS BUILDING COSTS" shall mean the total of all soft and hard costs, determined on a per rentable square foot basis based upon the rentable square feet of the FHS Expansion Space in the New Building, paid or incurred by Landlord in connection with the acquisition, design, construction and development of the New Building and the FHS Expansion Space therein, and the related utilities, parking structures, parking areas, site, infrastructure, streets, roadways, driveways, plazas, courtyards, transportation facilitation areas, accessways and common area improvements and facilities associated or constructed in connection therewith (collectively, the "RELATED IMPROVEMENTS"); provided, however, to the extent any of the Related Improvements are directly used by or benefit any buildings located on the Real Property (or elsewhere) in addition to the New Building, any such costs and expenses pertaining to the Related Improvements shall be allocated on a pro-rata basis, as reasonably determined by Landlord, to the Total New FHS Building Costs. The Total New FHS Building Costs shall include, without limitation: (i) all architectural, engineering, contractor, subcontractor, governmental, license, permit, school, art, marketing, traffic impact, parking, sewer, utilities, legal and accounting fees and expenses, and the cost of all labor, supplies and materials; (ii) Landlord's costs and expenses related to acquiring the land upon which the New Building and such Related Improvements are or shall be constructed or located (which land costs and expenses the parties agree shall equal the "Land Cost Amount" [as defined below] per square foot of land area upon which the New Building and such Related Improvements are or shall be constructed or located, and which land area for any land located outside the New Building upon which any Related Improvements are located shall be allocated to the land area of the land upon which the New Building is located on a pro rata basis, as reasonably determined by Landlord, to the extent any such Related Improvements are directly used by or benefit any buildings located on the Real Property in addition to the New Building); (iii) any costs incurred by Landlord for designing and constructing the initial tenant improvements for the FHS Expansion Space and any tenant improvement allowance provided by Landlord to Tenant in connection with Tenant's lease of the FHS Expansion Space (collectively, the "FHS TENANT IMPROVEMENT COSTS/ALLOWANCE"), provided, however, Landlord's contribution for the FHS Tenant Improvement Costs/Allowance shall be fixed at $35.00 per usable square foot of the FHS Expansion Space, and Tenant shall be responsible for paying for all of the costs of the design and construction of the initial tenant improvements for the FHS Expansion Space in excess of such amount, which payment shall be made directly to Landlord during the design and construction of the initial tenant improvements for the FHS Expansion Space and not as a part of the annual Base Rent for the FHS Expansion Space or the Total New FHS Building Costs; (iv) any interest expenses and tax and insurance payments incurred during such construction process; (v) the cost of grading, demolition, site work, lighting and landscaping; (vi) any loan or mortgage fees and other financing costs; (vii) leasing commissions; (viii) developer fees and development management fees; and (ix) any other costs, fees or expenses incurred in connection with such acquisition, design, construction and development. Without limitation, examples of some of the line items and categories of the Total New FHS Building Costs are shown on EXHIBIT J attached to this Lease. For purposes hereof, the "LAND COST AMOUNT" shall equal the sum of (A) $45.00 per square foot of the applicable land area, plus (B) all loan interest expenses and carrying costs incurred or imputed by Landlord with respect to such land area during the period from the date of mutual execution and delivery of this Lease until the FHS Commencement Date.

               1.6.4.3 FINAL RENT NOTICE. Landlord shall deliver to Tenant a notice (the "FINAL RENT NOTICE") indicating the actual amount of the Total New FHS Building Costs and resulting annual Base Rent payable in connection therewith based upon the foregoing yield on cost formula (and the provisions of Section 1.6.1(ii) above) following Landlord's determination of same. If the Final Rent Notice is delivered by Landlord to Tenant after the FHS Commencement Date, then until such notice is delivered to Tenant, Tenant shall pay annual Base Rent for the FHS Expansion Space pursuant to this Section 1.6.4 at the estimated amount set forth in the FHS Expansion Rent Notice delivered by Landlord to Tenant pursuant to Section 1.6.1 above, and within thirty (30) days after delivery of the Final Rent Notice, Tenant shall pay to Landlord the total amount of any underpayment of such annual Base Rent applicable to the period from the FHS Commencement Date until such payment is made, or Landlord shall credit against the annual Base Rent next coming due and payable for the FHS Expansion Space any overpayment of such annual Base Rent actually paid by Tenant applicable to such period.

               1.6.4.4 TOTAL NEW FHS BUILDING COSTS AUDIT RIGHT. In the event Tenant disputes the actual amount of the Total New FHS Building Costs set forth on the Final Rent Notice, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in Los Angeles and/or Orange Counties during normal business hours, Landlord's books, records and supporting documents concerning the Total New FHS Building Costs set forth on the Final Rent Notice; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the FHS Building Accountant as described below, or object to or otherwise dispute the amount of the Total New FHS Building Costs set forth on the Final Rent Notice unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the FHS Building Accountant (as defined in this Section 1.6.4.4 below) commence and complete such audit within one hundred twenty (120) days following Landlord's delivery of the Final Rent Notice (the "FHS REVIEW PERIOD"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 1.6.4.4, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Section 1.6.4 in accordance with the Final Rent Notice. However, such payment may be made under protest pending the resolution of any such dispute pursuant to the following provisions of this
Section 1.6.4. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Total New FHS Building Costs set forth in the Final Rent Notice, Tenant shall have the right, within the FHS Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) selected by Tenant and reasonably approved by Landlord (the "FHS BUILDING ACCOUNTANT") to complete an audit of Landlord's books and records to determine the amount of the Total New FHS Building Costs incurred and the amount of the First Year FHS Base Rent. Such audit by the FHS Building

Accountant shall be final and binding upon Landlord and Tenant, unless
Landlord objects thereto in a written notice delivered to Tenant within sixty
(60) days after Tenant delivers the results of such audit to Landlord. If Landlord timely objects to the results of such audit, then the parties shall promptly submit the dispute to binding arbitration under the auspices of JAMS/ENDISPUTE (or any successor to such organization) in Los Angeles, California, according to the then rules of commercial arbitration for such organization but with reference to the Total New FHS Building Costs, and the arbitrators resolving such dispute shall only have jurisdiction to determine the Total New FHS Building Costs and corresponding First Year FHS Base Rent in dispute, and shall not have jurisdiction to modify the terms of this Lease. Within thirty (30) days following the resolution of such dispute based upon the audit or binding arbitration, as the case may be, (i) if it is determined that Tenant has overpaid Landlord for the First Year FHS Base Rent, Landlord shall reimburse to Tenant the amount of such over-payment together with interest on the amount of the over-payment at the Interest Rate (as defined in Section 4.5 below), or (ii) if it is determined that Tenant has underpaid Landlord for the First Year FHS Base Rent, Tenant shall pay to Landlord the amount of such under-payment (without interest). Tenant agrees to pay the cost of such audit unless it is subsequently determined pursuant to this Section 1.6.4.4 that Landlord's Final Rent Notice overstated the Total New FHS Building Costs by four percent (4%) or more of the actual Total New FHS Building Costs. The payment by Tenant of any amounts pursuant to this Section 1.6.4.4 shall not preclude Tenant from questioning, during the FHS Review Period, the correctness of the Final Rent Notice, but the failure of Tenant to object thereto, conduct and complete its inspection and have the FHS Building Accountant conduct the audit as described above prior to the expiration of the FHS Review Period shall be conclusively deemed Tenant's approval of the Final Rent Notice and the amount of the Total New FHS Building Costs set forth thereon. If following Tenant's delivery to Landlord of a written request to make Landlord's books and records regarding the Total New FHS Building Costs reasonably available to Tenant and/or the FHS Building Accountant to conduct any such inspection and/or audit described above in this Section 1.6.4.4, Landlord fails to make Landlord's books reasonably available for such purposes during Landlord's normal business hours, and such failure continues for one (1) business day after Tenant notifies Landlord thereof, then the FHS Review Period shall be extended one (1) day for each such day that Tenant and/or the FHS Building Accountant, as the case may be, is so prevented from accessing such books and records. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 1.6.4.4, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the FHS Building Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records or as otherwise may be necessary for Tenant to enforce its rights under this Lease), and in connection therewith, Tenant shall cause such employees, consultants and the FHS Building Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

               1.6.5 CONSTRUCTION IN FHS EXPANSION SPACE. If Tenant leases the FHS Expansion Space pursuant to the terms of this Section 1.6, Landlord shall deliver the FHS Expansion Space to Tenant following the date Landlord substantially completes the base, shell and core and the initial tenant improvements for the FHS Expansion Space (to the extent the FHS Expansion Space is in an Existing Building and the base, shell and core of the Existing Building has been constructed, Landlord shall have no obligation to construct the base, shell and core of the Existing Building). If the FHS Expansion Space is located in a New Building, the plans and specifications for the base, shell and core thereof shall be developed by Landlord in the exercise of Landlord's sole discretion; provided, however, that the base, shell and core for the New Building shall be substantially similar to the Base, Shell and Core for the Buildings (except for changes required by applicable Laws or governmental authorities or to comply with any covenants, conditions or restrictions recorded against the Real Property, and except that the finishes, number of floors and rentable/usable square footage for the New Building may be different, at Landlord's discretion), and, to the extent that Landlord anticipates that the base, shell and core for the New Building shall be substantially different from the Base, Shell and Core for the Buildings, Landlord shall describe such differences in the FHS Expansion Rent Notice. Tenant shall pay for the costs of the design and construction of the initial tenant improvements for the FHS Expansion Space, subject to Landlord's contribution of a tenant improvement allowance therefor. If the FHS Expansion Space is located in a Pre-Existing Building, such tenant improvement allowance shall be determined as part of the Fair Market Rental Rate for the FHS Expansion Space; if the FHS Expansion Space is located in a New Building, such tenant improvement allowance shall be an amount equal to $35.00 per usable square foot of the FHS Expansion Space. Landlord shall be responsible for constructing the tenant improvements for the FHS Expansion Space (and the base, shell and core if not already constructed for the FHS Expansion Space if located in the New Building) pursuant to a tenant work letter substantially the same as the Tenant Work Letter attached to this Lease as Exhibit B, except that: (i) the time deadlines for submittal and approval of plans and specifications and other actions required to be performed by Landlord and Tenant (including staged delivery of floors, if applicable) shall be revised with respect to the FHS Expansion Space pursuant to a schedule mutually approved by the parties and set forth in the amendment to Lease (or separate lease) described in Section 1.6.7 below; (ii) Sections 5.4, 5.5.2 and 5.5.3 of the Tenant Work Letter shall not apply with respect to the FHS Expansion Space; (iii) Tenant's termination right in Section 5.5.1 of the Tenant Work Letter shall apply with respect to the FHS Expansion Space, but shall be revised such that (A) the Second Outside Date referenced therein shall mean January 1, 2006 with respect to the FHS Expansion Space, and (B) such termination right provided to Tenant in connection with the FHS Expansion Space shall be limited to the termination of Tenant's proposed lease of the FHS Expansion Space, only, and shall not include any right to terminate this Lease with respect to the original Premises or any other space leased by Tenant; (iv) the definition of the base, shell and core for the FHS Expansion Space shall be as determined by Landlord as set forth hereinabove; (v) the tenant improvement allowance for the FHS Expansion Space shall be determined as set forth hereinabove, and, unless otherwise mutually agreed to by Landlord and Tenant, Tenant shall not be entitled to use any portion of such tenant improvement allowance for any of Tenant's Property or Moving/Personal Property Costs as provided in the Tenant Work Letter; (vi) the fixed fees and general conditions for the Contractor if Landlord selects Snyder Langston as the Contractor currently set forth in the Tenant Work Letter, and the provisions requiring Landlord to enter into a guaranteed maximum construction contract with the Contractor shall not apply with respect to the FHS Expansion Space unless otherwise mutually approved by Landlord and Tenant; and (vii) the terms and conditions of the Tenant Work Letter attached to this Lease which conflict with the terms and conditions of this Section 1.6.5 shall not apply.

               1.6.6 FHS COMMENCEMENT DATE. As used herein, the "FHS COMMENCEMENT DATE" shall mean the date which is the earlier of: (i) the date Tenant commences business operations in all or any portion of the FHS Expansion Space; and (ii) the later of (A) the date of substantial completion (as defined in the Tenant Work Letter for the FHS Expansion Space) of the FHS Expansion Space, as such date shall be accelerated for Tenant caused delays pertaining to the FHS Expansion Space, or (B) January 1, 2005.

               1.6.7 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease the FHS Expansion Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease memorializing Tenant's lease of the FHS Expansion Space upon the terms and conditions set forth in this Section 1.6. Such amendment shall modify (i) the definition of "Buildings" set forth in Section 6.1 of the Summary to include in such definition the building in which the FHS Expansion Space is located if such FHS Expansion Space is located in any building which is other than Building C, and
(ii) such other provisions of this Lease as is reasonably necessary to cause any terms and conditions set forth in this Lease to also apply to the building in which the FHS Expansion Space is located if not located in Building C. Notwithstanding the foregoing, in lieu of such an amendment to this Lease, Landlord may, at its election, provide for Tenant's lease of the FHS Expansion Space in a separate lease, independent from this Lease, upon all of the terms and conditions contained in this Section 1.6 and any other provisions of this Lease (excluding Section 14.8 of this Lease which shall not apply to the FHS Expansion Space) which do not conflict with this Section 1.6 and are applicable to the FHS Expansion Space, and Tenant shall execute such separate lease promptly following Landlord's delivery of same to Tenant. Further, Tenant agrees that in connection with Landlord's financing, transfer or sale of all or any portion of the Real Property, or for any other reason determined by Landlord, Landlord may, at any time after execution of this Lease, remove this Section 1.6 (and Landlord's obligations hereunder) from this Lease and instead include the provisions of this Section 1.6 and Landlord's obligations and Tenant's rights hereunder in a separate written agreement independent from this Lease (which separate agreement shall, at Landlord's election, only pertain to such portions of the Real Property [which may be less than the entire Real Property] owned by Landlord and designated by Landlord to be the property upon which Landlord shall provide the FHS Expansion Space to Tenant if Tenant exercises its right to lease the FHS Expansion Space hereunder). Tenant shall promptly execute such separate agreement, as well as an amendment to this Lease deleting this Section 1.6 therefrom (and otherwise modifying this Lease to delete any references to Section 1.6 and the FHS Expansion Space), following Landlord's election and submission of such documents to Tenant, provided that the form and substance of such separate agreement and amendment to Lease are reasonably acceptable to Tenant. Landlord agrees that the execution of any such separate agreement or separate lease described hereinabove shall not relieve Landlord of its obligations to pay any brokerage commissions to Tenant's Broker (as defined in Section 25.25 below) to the extent Landlord would have been obligated to pay such commissions to Tenant's Broker pursuant to
Section 25.25 had such separate agreement and/or separate lease not been so executed.

               1.6.8 SUSPENSION OF FHS EXPANSION SPACE RIGHT. Notwithstanding anything to the contrary contained in this Section 1.6, the rights to lease the FHS Expansion Space contained in this Section 1.6 are personal to the Original Tenant and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 below, and may not be assigned or exercised, voluntarily or involuntarily, to or by, any other person or entity other than the Original Tenant or such Affiliate assignee, as the case may be. In addition, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, Tenant shall not have the right to lease the FHS Expansion Space as provided in this Section 1.6 if, as of the date of the attempted exercise of such expansion right by Tenant, Tenant is in monetary default or material non-monetary default under this Lease beyond any applicable notice and cure periods; provided, however, that Tenant shall be entitled to an additional five (5) business days from the date of Tenant's receipt of Landlord's notice to cure any such monetary or material non-monetary default in order to preserve Tenant's FHS Expansion Option exercised by Tenant.

     1.7 TENANT'S REDUCTION RIGHT. During the first six (6) years of the Lease Term, Tenant shall have five (5) separate rights (each, a "REDUCTION RIGHT") to reduce the rentable square feet of the Premises then leased by Tenant in Building C upon the terms and conditions set forth in this Section 1.7.

          1.7.1 REDUCTION SPACE. Each such Reduction Right shall pertain to one-half (1/2) contiguous full floor increments of space in Building C, starting with the lowest floor then leased by Tenant in Building C, except that: (i) the first (1st) Reduction Right shall pertain to either one-half (1/2) of a full floor or a full floor, as elected by Tenant; (ii) if Tenant does not exercise a Reduction Right for any particular one-year period, the amount of space which Tenant may elect to reduce pursuant to Tenant's next applicable Reduction Right shall include, at Tenant's election, an additional one-half (1/2) contiguous floor increment of space (provided, however, in no event may Tenant elect to reduce the Premises in any one-year period by more than one (1) contiguous full floor); and (iii) in no event shall the total cumulative space which Tenant may reduce in Building C pursuant to the exercise of all of Tenant's Reduction Rights under this Section 1.7 exceed two and one-half (1/2) floors. In addition, if at any time Tenant exercises a Reduction Right with respect to one-half (1/2) of a particular floor in Building C, the next time Tenant elects to exercise a Reduction Right, Tenant must include in the exercise of such right the remaining one-half (1/2) of the space on such floor. The applicable space for which Tenant has elected to exercise any Reduction Right shall be referred to herein as the "REDUCTION SPACE".

          1.7.2 PROCEDURE. Each applicable Reduction Right shall be exercised by Tenant, if at all, by delivering to Landlord written notice thereof (each, a "REDUCTION NOTICE") on or before the following applicable dates (each, a "REDUCTION EXERCISE DATE"), which Reduction Notice shall include Tenant's determination of the amount and a floor plan depicting the location of the applicable Reduction Space for which Tenant is exercising its applicable Reduction Right, and if Tenant timely delivers to Landlord a Reduction Notice with respect to any applicable Reduction Right, then this Lease shall terminate with respect to the applicable Reduction Space upon the following applicable delivery date therefor (each, a "REDUCTION DELIVERY DATE"):


           REDUCTION RIGHT                     REDUCTION EXERCISE DATE                REDUCTION DELIVERY DATE
           ---------------                     -----------------------                ------------------------
                 1st                               January 1, 2003                       December 31, 2003

                 2nd                               January 1, 2004                       December 31, 2004

                 3rd                               January 1, 2005                       December 31, 2005

                 4th                               January 1, 2006                       December 31, 2006


           REDUCTION RIGHT                     REDUCTION EXERCISE DATE                REDUCTION DELIVERY DATE
           ---------------                     -----------------------                ------------------------
                 5th                               January 1, 2007                       December 31, 2007



However, if the Lease Commencement is later than January 1, 2002, then each Reduction Exercise Date and Reduction Delivery Date shall be extended day-for-day for each day after January 1, 2002 that the Lease Commencement occurs. As consideration to Landlord for the exercise by Tenant of any such Reduction Right, Tenant shall deliver to Landlord, on or prior to the applicable Reduction Delivery Date, cash in the amount of the "Reduction Consideration" (as defined below), payable with respect to the Reduction Space for which Tenant is exercising such Reduction Right. As used herein, the "REDUCTION CONSIDERATION" for each applicable Reduction Space shall mean the sum of: (A) the costs to be incurred by Landlord to separately demise the Reduction Space from the remainder of the Premises on such floor if such Reduction Space pertains to the first one-half (1/2) of floor space reduced on such floor (as reasonably estimated by Landlord), excluding, however, costs of the wall coverings to finish the non-common area sides of the corridor walls and any other tenant improvements constructed for the tenants of the Reduction Space; plus (B) the unamortized amount of the Tenant Improvement Allowance and brokerage commissions paid or incurred by Landlord with respect to such Reduction Space as determined by Landlord on a pro-rata per square foot basis, and such pro-rata amount shall be amortized on a straight-line basis, together with interest at the rate of ten percent (10%) per annum, over the scheduled initial Lease Term for such Reduction Space, and the unamortized amount shall be calculated based upon the unexpired portion of the initial Lease Term which would have been remaining as of the applicable Reduction Delivery Date had Tenant not exercised its Reduction Right for such Reduction Space. Landlord shall notify Tenant of the amount of the applicable Termination Consideration for each Reduction Space at least thirty (30) days prior to the applicable Reduction Delivery Date.

          1.7.3 AMENDMENT TO LEASE. If Tenant timely exercises its Reduction Right for any Reduction Space hereunder, (i) this Lease shall terminate with respect to such Reduction Space upon the applicable Reduction Delivery Date therefor, and Tenant shall vacate and surrender exclusive possession of such Reduction Space to Landlord on or before such Reduction Delivery Date in the condition required in Article 15 below, and (ii) Landlord and Tenant shall promptly execute an amendment to this Lease reducing such Reduction Space from the Premises leased in Building C under this Lease. All provisions of this Lease which vary based upon the rentable and usable square footage of the Premises (including Base Rent, Tenant's Share and Tenant's allocated number of parking spaces) shall be adjusted in such amendment to reflect the reduction of such Reduction Space from the Premises.

                                    ARTICLE 2

                                   LEASE TERM

     2.1 TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent or as otherwise stated in this Lease (for example, Tenant shall have no obligation to obtain insurance until the Insurance Start Date, as defined in Section 10.3 below, and Tenant's indemnity of Landlord in Section 10.1.1(i) below with respect to any occurrences in the Premises not resulting from the acts, omissions or negligence of Tenant or Tenant's contractors, agents, servants, employees, licensees or invitees, shall not be applicable until the Insurance Start Date). The term of this Lease (the "LEASE TERM") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary subject, however, to the terms of the Tenant Work Letter, and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided or extended pursuant to the Extension Option Rider attached to this Lease. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. Promptly following the Lease Commencement Date, Landlord shall execute and deliver to Tenant an amendment in the form as set forth in EXHIBIT C, attached hereto, which amendment Tenant shall execute and return to Landlord within fifteen (15) business days after receipt thereof.

     2.2 EARLY OCCUPANCY. Tenant shall have the right to occupy and commence business operations in portions or all of the Premises, at any time after Landlord has delivered such portion of the Premises in the applicable Delivery Condition therefor (as defined in the Tenant Work Letter), but prior to the Lease Commencement Date (the "PRE-OCCUPANCY PERIOD"), provided that (i) Substantial Completion (as such term is defined in the Tenant Work Letter) of such portion of the Premises shall have occurred, (ii) Tenant has installed Tenant's Fixturizing Work (as defined in the Tenant Work Letter) in such portion of the Premises in compliance with all applicable Laws and the Approved Working Drawings therefor, (iii) such occupancy and business operations do not interfere with or delay Landlord's completion of construction of the Tenant Improvements and Base, Shell and Core work for such portion of the Premises occupied by Tenant and/or the remainder of the Premises not so occupied by Tenant, (iv) a temporary certificate of occupancy or its equivalent shall have been issued by the appropriate governmental authorities for each such portion(s) of the Premises to be occupied, and (v) during such occupancy of such portion(s) of the Premises by Tenant, and until the Lease Commencement Date occurs, all of the terms and conditions of this Lease shall apply, including, without limitation, Tenant's obligation to pay to Landlord all sums and charges required to be paid by Tenant under this Lease (including, without limitation (A) charges for overstandard utilities consumed in such portions of the Premises so occupied pursuant to Section 6.2 of this Lease and (B) charges for additional services provided to such portions of the Premises so occupied pursuant to Section 6.4 of this Lease), as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 7.2 of the Summary); provided however, during such Pre-Occupancy Period, (1) Tenant shall not be obligated to pay to Landlord any Base Rent for the portion of the Premises so occupied, and (2) Tenant shall be obligated to pay to Landlord a per diem amount equal to $0.01 per rentable square foot of the portion of the Premises so occupied by Tenant, calculated on a half-floor or full-floor basis as described hereinbelow (the "OCCUPANCY RENT"); provided, however, if the Lease Commencement Date has not occurred during the Pre-Occupancy Period as a result of Force Majeure events, then from and after the date during such Pre-Occupancy Period that the Lease Commencement Date would have occurred but for such Force Majeure events, the per diem Occupancy Rent amount set forth hereinabove shall be adjusted to equal Tenant's Share of Direct Expenses with respect to the portions of the Premises so occupied by Tenant, calculated on a half-floor or full-floor basis as described hereinbelow and determined on a net basis (and not on a full service gross basis) without regard to (or subtracting from such obligation the Direct Expenses incurred in) the Base Year. For purposes of calculating the Occupancy Rent payable by Tenant as defined hereinabove, (x) for each portion of a floor so occupied by Tenant which is equal to or less than one-half (1/2) of such floor, until Tenant occupied more than one-half (1/2) of such floor in which case the provisions of clause (y) below shall then apply, Tenant shall be deemed to have occupied one-half (1/2) of such floor, and the Occupancy Rent therefor shall be determined based upon the rentable square feet of one-half (1/2) of such floor upon which Tenant has occupied space (not just for the space on such floor so occupied), (y) for each portion of a floor so occupied by Tenant which is greater than one-half (1/2) of such floor, Tenant shall be deemed to have occupied the entire floor, and the Occupancy Rent therefor shall be determined based upon the rentable square feet of the entire floor upon which Tenant has occupied space (not just the space on such floor so occupied), and (z) Tenant shall be obligated to pay the Occupancy Rent for such half-floor or full floor portion(s) of the Premises (as the case may be) during the entire part of the Pre-Occupancy Period commencing as of the first day of occupancy by Tenant of space on such floor which (I) with respect to clause (x) hereinabove pertains to space which is equal to or less than one-half (1/2) floor, and (II) with respect to clause (y) hereinabove, pertains to more than one-half (1/2) of such floor, notwithstanding Tenant may thereafter cease occupancy of all or any portion (and with respect to clause (y), less than one-half)_of such floor. Tenant's early entry in the Premises to install Tenant's Fixturizing Work pursuant to the Tenant Work Letter shall be set forth in and subject to the applicable provisions of the Tenant Work Letter, which provisions shall not apply with respect to Tenant's rights of early occupancy to commence business operations in the Premises pursuant to this Section 2.2.

                                    ARTICLE 3

                                    BASE RENT

     Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Real Property, or at such other place as Landlord may from time to time designate in writing, in currency, by wire transfer or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction except as otherwise expressly provided in this Lease. The Base Rent for the first (1st) full month of the Lease Term shall be paid by Tenant to Landlord no later than June 30, 2001. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. All increases in Base Rent set forth in Section 8 of the Summary shall be tied to the applicable anniversary of the actual Lease Commencement Date as set forth therein, and any time periods or specific dates for exercising any rights or taking any action described in this Lease which are measured or derived from the Lease Commencement shall be based upon the actual Lease Commencement Date as determined pursuant to Section 7.2 of the Summary.

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1  ADDITIONAL RENT. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay to Landlord as additional rent the sum of the following: (i) "Tenant's Building B Share" of the annual "Direct Expenses" (as those terms are defined below in this Article 4) allocated to Building B pursuant to Section 4.3.4, which are in excess of the amount of Direct Expenses allocated to Building B and applicable to the "Base Year" (as that term is defined below); plus (ii) "Tenant's Building C Share" (as such term is defined below) of the annual Direct Expenses allocated to Building C pursuant to Section 4.3.4, which are in excess of the amount of Direct Expenses allocated to Building C and applicable to the Base Year. Tenant's Building B Share and Tenant's Building C Share shall hereafter collectively be referred to as "TENANT'S SHARE." Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, but subject to the limitations set forth in Section 4.3.2 below, the obligations of Tenant to pay the Additional Rent provided for in this
Article 4 shall survive the expiration of the Lease Term for a period of two (2) years from the date of expiration or termination of this Lease.

     4.2 DEFINITIONS. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

          4.2.1 "BASE YEAR" shall mean the year set forth in Section 9.1 of the Summary.

          4.2.2 "CALENDAR YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "DIRECT EXPENSES" shall mean the sum of the "Operating Expenses", "Tax Expenses" and "Utilities Costs", as such terms are defined below.

          4.2.4 "EXPENSE YEAR" shall mean each Calendar Year.

          4.2.5 "OPERATING EXPENSES" shall mean all expenses, costs and amounts which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which affect Operating Expenses, and the costs incurred in connection with the implementation and operation (by Landlord or any common area association(s) formed for LNR Warner Center) of any government mandated transportation demand management program (including any such program required to be implemented for the Project by the City of Los Angeles as a condition to the City's approvals of the development of the Project); (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Real Property; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Real Property;
(vii) any management agreements, including the cost of any management fee and the fair rental value of any on-site management office space (not exceeding 2,500 rentable square feet) provided thereunder; provided, however, (I) the management fee shall not exceed the greater of three percent (3%) of the gross revenues (excluding unapplied security deposits and unearned prepaid rent) of the Real Property or the management fees customarily paid to independent third party management companies by landlords of Comparable Buildings, and (II) in no event shall the management fee during the Base Year be less than one and one-half percent (1 1/2%) of total gross revenues of the Real Property (excluding unapplied security deposits and unearned prepaid rent); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Real Property; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including, without limitation, any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property (provided, however, that the foregoing provisions of this clause (ix) shall not permit Landlord to include in Operating Expenses costs for services or other costs [other than standard association dues, administrative charges, and assessments] to the extent the same would be specifically excluded from or subject to limitations on inclusion in Operating Expenses pursuant to this Section 4.2.5 [including, without limitation, Section
4.2.5.3 below] if such services or costs were incurred by Landlord directly and not as a pass-through under such covenants, conditions or restrictions);
(x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.6 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, maintenance of curbs and walkways, and repairs to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at the Amortization Interest Rate, as defined below) of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Real Property; and (xiii) amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital additions, capital repairs and capital improvements (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, but only to the extent of the cost savings reasonably anticipated by Landlord to result therefrom, (II) made to the Real Property after the Lease Commencement Date that are required under any governmental law or regulation (or amendment thereof) not in effect on the Lease Commencement Date (except as otherwise expressly provided in Section 4.2.5.1(q) below), (III) pertaining to replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, or (IV) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Real Property as a first-class office building project (except that in no event shall the amortized amount of the cost which Landlord may include in Operating Expenses pursuant to this Section 4.2.5(xiii)(IV) exceed $100,000.00 in any particular Expense Year); all such costs described in this Section 4.2.5(xiii) and the amortization of any other capital expenditures under this Section 4.2.5 (including, without limitation, Sections 4.2.5.1(q) and (v) below) shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with standard real estate management and accounting practices consistently applied by Landlord and consistent with standard real estate management and accounting practices used by landlords of ""Comparable Buildings (provided, however, that for purposes of this Section 4.2.5, such amortization period with respect to any particular capital expenditures having a cost in excess of $30,000.00 shall not be less than five (5) years). As used herein, the "AMORTIZATION INTEREST RATE" shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum.

     If, during all or any part of any Expense Year or the Base Year, Landlord shall not furnish any particular items of work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant (including Tenant) who has undertaken to perform such item of work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such item of work or service to such tenant. In addition, if Building B is less than 100% occupied and/or Building C (and during the period of time when any other buildings are fully constructed and ready for occupancy and are included by Landlord within the Project) is (are) less than 95% occupied during all or a portion of any Expense Year (including the Base
Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had Building B been 100% occupied and Building C (and any of such other buildings, as applicable) been 95% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. In determining such adjustment pursuant to the immediately preceding sentence, any gross receipts taxes, management fees or other expenses that are tied to the receipt of rental income shall be determined as if the applicable buildings described above were 100% or 95% occupied (as the case may be) during any Expense Year (including the Base Year) and all tenants were paying the full rental initially payable under their respective leases (as opposed to half-rent or abated rent).

     Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses among the Buildings and the Existing Buildings and/or among different tenants of the Project, and/or among different and additional buildings of the Project, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Project or otherwise (collectively, the "COST POOLS"). Such Cost Pools may include, but shall not be limited to, the office space tenants and retail space tenants (and if applicable, child care tenants or occupants) of the Project. Such Cost Pools may also include allocation of certain Direct Expenses within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Direct Expenses and/or the provision of various services and amenities thereto, including allocation of Direct Expenses in any such Cost Pools.

          4.2.5.1 Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include the following:

                    (a) brokerage commissions, space planning costs, finders' fees, attorneys' fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Real Property;

                    (b) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Real Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Real Property.

                    (c) interest, points, fees and principal payments on any mortgages encumbering the Real Property, and other debt costs, if any, except as specifically included in Sections 4.2.5(xii) and (xiii) above and Sections 4.2.5.1(q) and (v) below;

                    (d) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Buildings, the Phase I Parking Structure, the Parking Facilities or any other improvements to the Real Property;

                    (e)  advertising and promotional expenditures;

                    (f) costs of any items (including, but not limited to, costs incurred by Landlord with respect to goods, services and utilities sold and/or supplied to tenants and occupants of the Real Property, and/or for the repair of damage to the Buildings for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds or from a contractor, manufacturer, supplier or any other third party (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received;

                    (g) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to any other tenant or occupant of the Real Property at no cost;

                    (h) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or prospective occupants of the Real Property (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys' fees incurred in connection with the Real Property except (A) as specifically enumerated as an Operating Expense in this Lease or (B) to the extent the expenditure of such attorneys' fees generally benefits all of the tenants of the Real Property;

                    (i) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Buildings or Real Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Buildings and Real Property VIS-A-vis time spent on matters unrelated to operating and managing the Buildings and Real Property;

                    (j) compensation (including benefits) of any employee of Landlord above the grade of Project manager or Project engineer;

                    (k) costs of capital additions, capital alterations, capital repairs or capital improvements, except those set forth in Sections 4.2.5(xii) and (xiii) above, and except as provided in Sections 4.2.5.1(q) and
(v) below;

                    (l) rentals and other related expenses for leasing heating, ventilation and air conditioning ("HVAC") systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Buildings and/or Real Property and/or to an ameliorate an emergency condition in the Buildings and/or Real Property) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

                    (m) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Real Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

                    (n) any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other tenants' leases) or for which Landlord receives a credit, refund or discount;

                    (o) costs of signs (other than building directories and signage for various equipment rooms and common areas) in or on the Real Property or any buildings located on the Real Property which identify the owner of the Real Property or other tenants' signs;

                    (p) costs incurred in installing, operating, and maintaining any specialty service that is not necessary for Landlord's provision, management, maintenance, and repair of required services for the operation of the Real Property or any associated Parking Facilities. The following are examples of these specialty services: observatory; broadcasting facilities (other than the life-support and security systems for the Buildings and Real Property); luncheon club, cafeteria, or other dining facility; newsstand; flower service; shoeshine service; carwash; athletic or recreational club; and helicopter pad (other than the Buildings' or Real Property's emergency and life-safety helicopter facilities);

                    (q) costs of cleanup, removal, investigation and/or remediation (collectively, "REMEDIATION COSTS") of any Hazardous Materials (as such term is defined in Article 5 below) in, on or under the Real Property required to comply with Environmental Laws; notwithstanding the foregoing, Landlord may include in Operating Expenses any such Remediation Costs which are
(1) incurred by Landlord after the Lease Commencement Date that are required to comply with any Environmental Laws not in effect on the Lease Commencement Date (but only with respect to Hazardous Materials located in Buildings B and C and not any areas of the Real Property outside Buildings B and C), and (2) not the result of the introduction by Landlord or any of Landlord's agents, employees, contractors or tenants of the Real Property of any such Hazardous Materials in, on or under the Real Property in violation of Environmental Laws in effect at the time of such introduction (such Remediation Costs which may be so included in Operating Expenses are collectively referred to herein as the "PERMITTED REMEDIATION COSTS"), as follows: (A) Landlord may include in Operating Expenses the first $1,000,000.00 of such Permitted Remediation Costs incurred, in the aggregate, (B) Landlord shall have no right to include in Operating Expenses the next $1,000,000.00 of such Permitted Remediation Costs so incurred, in the aggregate, and (C) Landlord may include in Operating Expenses fifty percent (50%) of those Permitted Remediation Costs so incurred which exceed $2,000,000.00, in the aggregate (provided that to the extent that any of such Permitted Remediation Costs are reasonably categorized as being costs for a capital alteration, capital addition, capital repair or capital improvement, such costs shall be amortized, together with interest at the Amortization Interest Rate, in the manner described in Section 4.2.5(xiii) above); provided, however, Landlord may not include any such Permitted Remediation Costs in Operating Expenses to the extent such Permitted Remediation Costs are covered by insurance maintained by Landlord as part of Operating Expenses unless and until Landlord's insurance company denies coverage therefor despite Landlord's commercially reasonable efforts to obtain proceeds therefor from such insurance company;

                    (r) interest, penalties or other costs arising out of Landlord's failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord's failure to make timely payment of any item that is included in Direct Expenses;

                    (s) reserves of any kind, including replacement reserves for bad debt loss or lost rent (but Operating Expenses may include reasonable reserves imposed upon the Real Property as part of the assessments under any covenants, conditions and restrictions recorded against the Real Property);

                    (t) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                    (u)  any ground lease rental;

                    (v) depreciation and amortization, except as expressly provided in this Section 4.2.5, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life as determined by Landlord in the manner described in Section 4.2.5(xiii) above, together with interest on the unamortized costs at the Amortization Interest Rate;

                    (w) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Real Property into compliance with building codes and other laws in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Buildings, the Phase I Parking Structure, the Parking Facilities or any other improvements to the Real Property, to the extent such violations exist as of the Lease Commencement Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date;

                    (x) any and all costs incurred by Landlord in connection with the transfer or disposition of Landlord's interest in any portion of the Real Property, but the foregoing exclusion shall not apply to any real estate tax expenses (other than documentary or local transfer taxes) resulting from or otherwise imposed in connection with any such transfer or disposition, which taxes may be included in Tax Expenses pursuant to Section 4.2.7 below;

                    (y) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space within the Real Property;

                    (z) Landlord's general corporate overhead, except as it relates to the specific management of the Real Property;

                    (aa) costs arising out of the operation, management, maintenance or repair of any retail premises in the Project or any other retail areas operated by Landlord or its agents, contractors or vendors to the extent such costs are uniquely attributable (and separately identifiable) to such retail premises or areas (as opposed to general office use tenancies) or are extraordinary, separately identifiable expenses arising in connection therewith;

                    (bb) any cost or expense solely and uniquely attributable (and separately identifiable) to a building not leased, occupied or used by Tenant and not part of the common areas of the Project (such as for example, any repair costs for an office building leased to a single tenant other than Tenant, unless such repair costs are pooled together under a common maintenance contract for the Buildings and such other building);

                    (cc) any costs resulting from any condemnation pertaining to the Real Property;

                    (dd) any costs or repair in excess of $25,000.00 resulting from any casualty damage pertaining to the Real Property or any portion thereof, including costs which are self-insured by Landlord or covered under an insurance deductible obtained by Landlord;

                    (ee) any Tax Expenses or Utilities Costs.

               4.2.5.2 Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any Expense Year after the Base Year (but is not obtained or effected during the Base Year) shall be added to the Operating Expenses for the Base Year (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent Expense Year, whichever is lower) prior to the calculation of Tenant's Share of Operating Expenses for each such Expense Year in which such change in insurance is obtained or effected.

               4.2.5.3 Landlord further agrees that any costs incurred in any Expense Year after the Base Year because of any added new type of discretionary services which were readily available during the Base Year and customarily provided by landlords of Comparable Buildings during the Base Year (but not by Landlord) and not included in the Base Year, shall be added to and included in the Base Year for purposes of determining the Excess payable for such Expense Year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year or the rate in effect during such subsequent Expense Year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of (i) any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of Sections 4.2.5 (xii) and (xiii) and Sections 4.2.5.1 (k), (q) and (v) above, or (ii) security and/or parking control services required to operate the Project as a first-class office building project and added as a result of the expansion of the Project to include additional improvements and/or phases beyond the Phase I Project.

               4.2.5.4 Notwithstanding the foregoing provisions of this
Article 4 to the contrary, Landlord will not collect or be entitled to collect Direct Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Direct Expenses actually paid by Landlord in connection with the operation of the Buildings and the Real Property, and Landlord shall make no profit from the collection of Direct Expenses.

               4.2.5.5 Landlord hereby agrees that in the event that during the Base Year the cost of any maintenance contract is covered by a warranty and as a result thereof the cost of such maintenance contract is not included in the Base Year, the cost of any such maintenance contract shall be added to and included in the Base Year for purposes of determining the Excess payable for each Expense Year after the Base Year in which Landlord paid the cost of such maintenance contract (but at the rate for such maintenance contract which would have been in effect during the Base Year or the rate in effect during such subsequent Expense Year, whichever is lower).

          4.2.6 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve either or both of the Buildings in whole or in part.

          4.2.7 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein (including any tax expenses, assessments and other charges allocated to the Real Property under any declaration, restriction covenant or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property). For purposes of this Lease, Tax Expenses for the Expense Base Year and each Expense Year thereafter shall be calculated as if the Buildings, the tenant improvements therein (at a Building-standard amount) and the Phase I Parking Structure to be constructed as part of the Phase I Project (as described in the Tenant Work Letter) were fully constructed and the Phase I Project, the Buildings, such tenant improvements therein and the Phase I Parking Structure were fully assessed for real estate tax purposes.

               4.2.7.1 Tax Expenses shall include, without limitation:

                    (i) any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                    (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                    (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                    (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

               4.2.7.2 Landlord shall make such reasonable efforts as Landlord shall in its reasonable discretion deem reasonably necessary to minimize the amount of Tax Expenses, including challenging the amount of Tax Expenses with the applicable governmental authority if Landlord reasonably determines a reduction in Tax Expenses is likely to result therefrom. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid but not in excess of the reduction in Tax Expenses achieved as a result thereof. All tax refunds pertaining to any Tax Expenses for any particular Expense Year shall be deducted from Tax Expenses with respect to such Expense Year to which the reduction relates.

               4.2.7.3 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses: (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Real Property); (ii) any items included as Operating Expenses; (iii) any items paid by Tenant under
Section 4.4 of this Lease; (iv) Tax Expenses attributable to the tenant improvements of other tenants' or occupants' premises in the Real Property in excess of the Cut-Off Point, as that term is defined in Section 4.4 below, but only to the extent such taxes in excess of the Cut-Off Point are directly billed to and collected from such tenants or occupants; and (v) penalties, interest and late charges attributable to Landlord's delinquent payment of any Tax Expenses.

          4.2.8 "TENANT'S BUILDING B SHARE" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Building B Share was calculated by dividing the number of rentable square feet of the portion of the Premises located in Building B by the total rentable square feet in Building B. Since Tenant is leasing all of the rentable square feet of Building B, Tenant's Building B Share equals 100% and shall not be subject to adjustment.

          4.2.9 "TENANT'S BUILDING C SHARE" shall mean the percentage set forth in Section 9.3 of the Summary. Tenant's Building C Share was calculated by dividing the number of rentable square feet of the portion of the Premises located in Building C by the total rentable square feet in Building C. In the event either the rentable square feet of the portion of the Premises located in Building C and/or the total rentable square feet of Building C is changed, Tenant's Building C Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Building C Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Building C Share was in effect.

          4.2.10 "UTILITIES COSTS" shall mean all actual charges for utilities for the Buildings and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall be calculated assuming Building B is at least 100% occupied and Building C (and during the period of time when any other buildings are fully constructed and ready for occupancy and are included by Landlord within the Project), is (are) at least 95% occupied. If, during all or any part of any Expense Year (including the Base Year), Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property. For purposes of determining Utilities Costs incurred for the Base Year, if there is a deregulation of the electricity utilities industry during the Base Year, then after calendar years 2003 and 2004 have occurred and Landlord has determined the electricity cost component of the Utilities Costs for the Base Year and calendar years 2003 and 2004, the electricity cost component of the Utilities Costs for the Base Year shall be recalculated to equal the average of the electricity cost component of the Utilities Costs incurred during the Base Year and calendar years 2003 and 2004, and based upon such recalculation (which shall be made by Landlord in the Statement delivered by Landlord pursuant to Section 4.3.2 below for calendar year 2004), Landlord shall revise the Direct Expenses for the Base Year. If such recalculation results in an overpayment or underpayment by Tenant of Direct Expenses for calendar years 2003 and/or 2004, Landlord shall refund to Tenant or Tenant shall pay to Landlord the amount of overpayment or underpayment, as the case may be, within thirty (30) days after Landlord's delivery of the Statement setting forth such recalculation. Notwithstanding the foregoing to the contrary, Utilities Costs shall not include any penalties, interest or late charges attributable to Landlord's delinquent payment of any Utilities Costs.

     4.3  CALCULATION AND PAYMENT OF ADDITIONAL RENT.

          4.3.1 CALCULATION OF EXCESS. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses allocated to the Buildings pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant's Share of Direct Expenses allocated to the Buildings for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as additional rent, an amount equal to such excess (the "EXCESS"). For any partial year within the Lease Term, the Excess shall be calculated by comparing Tenant's Share of Direct Expenses for such partial Expense Year, to the comparable prorata portion of Tenant's Share of Direct Expenses applicable to the Base Year.

          4.3.2 STATEMENT OF ACTUAL DIRECT EXPENSES. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "STATEMENT") which shall state the amount of Direct Expenses actually incurred or accrued for that Expense Year and which shall indicate the amount, if any, of any Excess for that Expense Year. Such Statement shall be itemized on a line item by line item basis, showing the Direct Expenses for such Expense Year as well as the Expense Year immediately prior to such Expense Year. Within thirty (30) days after Tenant's receipt of the Statement for such preceding Expense Year, if an Excess is present, Tenant shall pay to Landlord the full amount of the Excess for such preceding Expense Year, less the amounts, if any, actually paid by Tenant to Landlord with respect to such preceding Expense Year as "ESTIMATED EXCESS," as that term is defined in Section 4.3.3 below. If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at its option, either credit such overpayment toward Tenant's next rent payment(s) then due and payable under this Lease, or remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant's payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Landlord shall endeavor to deliver the applicable Statement to Tenant within one hundred twenty (120) days after the end of the Expense Year in question, but the failure of Landlord to furnish such Statement within such 120 day period shall not prejudice Landlord from enforcing its rights under this
Article 4; provided, however, Landlord's failure to provide Tenant with a Statement for a particular Expense Year within two (2) years after the end of the Expense Year in question, shall constitute a waiver of Landlord's right to collect any Excess payable for such Expense Year; provided further, however, that such limitation on Landlord's ability to collect any Excess as a result of any late delivery of such Statement shall not preclude Landlord from modifying any Statement once such Statement is timely delivered, as provided hereinabove, to correct any errors or reflect any new information received by Landlord with respect to the Direct Expenses shown on such Statement (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority or any audit conducted by Tenant or any other tenant of the Real Property), so long as Landlord delivers such revised Statement to Tenant within two (2) years after Landlord becomes aware of such errors or receives such new information. In the event that any such revised Statement so delivered shows that an additional Excess is present, then Tenant shall pay to Landlord, within thirty (30) days of receipt of the revised Statement, the amount of the additional Excess. If any such revised Statement reflects that Tenant has overpaid Tenant's Share of Direct Expenses for such Expense Year, Landlord shall, at its option either credit such overpayment toward Tenant's next rent payment(s) under this Lease, or refund the overpayment to Tenant within thirty
(30) days after such applicable revised Statement is delivered to Tenant. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term for a period of two (2) years thereafter, but without derogating from the 2-year limitation set forth hereinabove.

          4.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. Prior to that date which is thirty (30) days prior to the first day of a new Expense Year, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses allocated to the Buildings pursuant to Section 4.3.4 below for the new Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS"), as calculated by comparing Tenant's Share of Direct Expenses allocated to the Buildings, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses allocated to the Buildings for the Base Year. Such Statement shall be itemized on a line item by line item basis, showing the estimated Direct Expenses for such new Expense Year as well as the estimated Direct Expenses for the Expense Year immediately prior to such new Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights under this Article 4. Tenant shall pay to Landlord the Estimated Excess for each such Expense Year, in monthly installments of one-twelfth (1/12) thereof on the first day of each calendar month during such Expense Year; provided, however, if such Estimate Statement is delivered to Tenant after the start of such new Expense Year, Tenant shall pay to Landlord, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. If at any time Landlord determines that the Excess for an Expense Year is projected to vary from the then Estimated Excess for such Expense Year, Landlord may, by notice to Tenant, revise such Estimated Excess, and Tenant's monthly installments for the remainder of such Expense Year shall be adjusted so that by the end of such Expense Year Tenant shall have paid to Landlord the revised Estimated Excess for such Expense Year. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

          4.3.4 ALLOCATION OF DIRECT EXPENSES TO THE BUILDINGS. The parties acknowledge that when constructed the Buildings will be part of a multi-building project consisting of the Buildings, the Existing Buildings, and such other buildings as Landlord may elect to construct and include as part of the Project from time to time (collectively, the "OTHER BUILDINGS"), and that certain of the costs and expenses incurred in connection with the Real Property (i.e., certain of the Direct Expenses) shall be shared among the Existing Buildings, the Buildings and such Other Buildings, while certain other costs and expenses which are solely attributable or exclusively pertaining to the Buildings, the Existing Buildings and/or such Other Buildings, as applicable, shall be allocated directly to the Buildings, Existing Buildings and/or such Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Direct Expenses are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the Buildings (as opposed to the Existing Buildings and any such Other Buildings), and such portion so allocated shall be the amount of Direct Expenses payable with respect to the Buildings upon which the applicable Tenant's Share shall be calculated. Such portion of the Direct Expenses allocated to the Buildings and payable by Tenant hereunder shall include all Direct Expenses which are attributable solely to the Buildings, and an equitable portion of the Direct Expenses attributable to the Real Property as a whole. In addition, as a further allocation of those Direct Expenses allocated to the Buildings, Landlord shall allocate to Building B, separately, those Direct Expenses, if any, which have been so allocated to the Buildings but which are solely attributable to Building B (and not Building C), and Landlord shall allocate to Building C, separately, those Direct Expenses, if any, which have been so allocated to the Buildings but which are solely attributable to Building C (and not Building B). As an example of such allocation of Direct Expenses it is anticipated that Landlord may receive separate tax bills which separately assess the improvements component of Tax Expenses for each office building in the Project, and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such office building (as measured by separate meters installed for such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable office building. In addition, in the event Landlord elects, at its sole option, to subdivide certain common area portions of the Real Property such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Direct Expenses for such common area parcels of land should be aggregated and then reasonably allocated by Landlord to the Buildings, Existing Buildings and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

          4.3.5 PAYMENT IN INSTALLMENTS. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by law without the imposition of fees, penalties or interest and not included as Direct Expenses except in the Expense Year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such earlier basis, such assessments or premiums shall be included in Direct Expenses as paid by Landlord.

     4.4 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord within thirty (30) days after demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          (i) said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the amount per square foot which Landlord uses as a base value above which Landlord charges other tenants of the Real Property for real estate taxes attributable to the cost or value of leasehold improvements located in such tenants' premises (the "CUT-OFF POINT");

          (ii) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Parking Facilities); or

          (iii) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.5 LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after written notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due or in the case of a delinquent installment of Base Rent, two percent (2%) of the delinquent amount; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after written notice from Landlord that said amount is past due shall bear interest from the date due until paid at a rate (the "INTEREST RATE") equal to the lower of (i) the then-current prime interest rate as such rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable law; provided, however, that if Landlord has given Tenant two

(2) such delinquency notices in the preceding twelve (12) month period, then interest shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period.

     4.6 BOOKS AND RECORDS. Landlord shall maintain in a safe and orderly manner books and records, or make available such books and records, in Los Angeles and/or Orange Counties in accordance with sound accounting and management practices, reflecting the Direct Expenses. Landlord shall maintain such books and records for the Direct Expenses for each Expense Year for the entirety of the period which ends two (2) years following Landlord's delivery to Tenant of each such Statement, except that Landlord shall maintain such books and records with respect to each applicable Base Year during the entire Lease Term plus two (2) years after the expiration or sooner termination of the Lease Term.

     4.7 AUDIT RIGHTS. In the event Tenant disputes the amount of the Direct Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in Los Angeles and/or Orange Counties during normal business hours, Landlord's books, records and supporting documents concerning the Direct Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Direct Expenses set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within two
(2) years immediately following Landlord's delivery of the particular Statement in question (the "REVIEW PERIOD"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.7, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Direct Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) selected by Tenant and reasonably approved by Landlord (the "ACCOUNTANT") to complete an audit of Landlord's books and records to determine the proper amount of the Direct Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty
(30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be of the "BIG 5" accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate (as defined in Section 4.5 above). If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit overstated Direct Expenses by four percent (4%) or more of the actual Direct Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Direct Expenses shown thereon. If following Tenant's delivery to Landlord of a written request to make Landlord's books and records regarding the Direct Expenses reasonably available to Tenant and/or the Accountant to conduct any such inspection and/or audit described above in this Section 4.7, Landlord fails to make Landlord's books reasonably available for such purposes during Landlord's normal business hours, and such failure continues for one (1) business day after Tenant notifies Landlord thereof, then the Review Period shall be extended one (1) day for each such day that Tenant and/or the Accountant, as the case may be, is so prevented from accessing such books and records. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.7, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 USE. Tenant shall use the Premises solely for general office and administrative purposes consistent with the character of the Real Property as a first-class, multi-tenant office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of EXHIBIT D, attached hereto, or in violation of applicable Laws (as defined in Article 22 below). Tenant shall comply with all recorded covenants, conditions and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property (including, without limitation, that certain proposed Agreement and Declaration of Covenants, Conditions and Restrictions for LNR Warner Center (the "PROPOSED CC&R'S") [a draft copy of the latest version of which dated September 13, 2000 has been provided to Tenant], in its final form as and when recorded against the Real Property, and as thereafter amended from time to time), so long as the same (including any actions undertaken by Landlord thereunder as "Declarant", and/or any amendments thereto unilaterally effected by Landlord as "Declarant" thereunder) (i) do not materially derogate from the rights of Tenant under this Lease, including, without limitation, the rights granted to Tenant pursuant to Sections 21.5 and 25.30 below, or (ii) result in an assessment of any additional material monetary obligations directly upon Tenant (as opposed to a pass-through of Direct Expenses described in Article 4 above). In connection with Tenant's compliance obligations under any such Laws and/or such recorded covenants, conditions and restrictions, and to the extent expressly required thereunder, Tenant agrees to: (A) develop an active recycling program to reduce solid waste, and participate in any such recycling program developed by Landlord or any common area association with or under in such covenants, conditions and restrictions, and/or developed by any local municipalities or governmental agencies having jurisdiction over the Real Property; (B) use reasonable efforts to cooperate in and comply with programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of LNR Warner Center, to reduce peak levels of commuter traffic; such programs may include, but shall not be limited to, carpools, vanpools and other ride sharing programs, public and private transit, and flexible work hours; (C) to the extent any such traffic mitigation programs are deemed mandatory by such local municipalities or government agencies, to comply with such programs (including any programs implemented by Landlord or any common area association under any covenants, conditions and restrictions recorded against the Real Property); and (D) in connection with Tenant's obligations under clauses (B) and
(C) hereinabove, Tenant agrees to appoint one of its employees to act as a liaison to the transportation coordinators in any buildings in the Real Property occupied or leased by Tenant. Landlord covenants and represents to Tenant that:
(1) Tenant's use of the Premises for general office and administrative purposes is permitted under the Proposed CC&R's and will be permitted under any recorded covenants, conditions and restrictions and the provisions of all ground or underlying leases now or hereafter affecting the Real Property (collectively, the "RECORDED DOCUMENTS"); (2) to the extent Tenant is required to obtain approvals under any such Recorded Documents to have the full benefit of all rights specifically provided to Tenant under this Lease (including with respect to Tenant's signage rights in Section 21.5 and Tenant's Telecommunication Equipment in Section 25.30) and Tenant must seek such approvals through Landlord as owner of the Real Property because Tenant has no standing under any such Recorded Documents to directly obtain such approvals on its own behalf, Landlord shall use reasonable efforts (subject to Tenant reimbursing Landlord or

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paying directly for any reasonable out-of-pocket costs incurred by Landlord) to seek such approvals on Tenant's behalf to the extent not inconsistent with Landlord's rights or any other provisions of this Lease; and (3) the indemnification obligations contained in Section 3.4 of the Proposed CC&R's (or the version thereof recorded against the Real Property), and any amendments thereto to shall not apply to Tenant.

     5.2 HAZARDOUS MATERIALS. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material (as defined in Section 1.3 above). Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its general office use, including, without limitation, photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with applicable laws shall not be a violation by Tenant of this Article 5.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the Lease Term in a first-class manner, unless otherwise stated below. Unless otherwise provided below, Landlord shall manage the Buildings and such services shall be supplied in a first-class manner consistent with other Comparable Buildings.

          6.1.1 Subject to reasonable changes implemented by Landlord (which, with respect to such changes Landlord may desire to implement for Building B only, Tenant shall have the right to reasonably approve same in advance of their implementation) and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC for normal office use in the Premises during the Business Hours (as defined below) so as to maintain temperatures within the Premises within the range of temperatures that are consistent with the design capacity of the HVAC system installed by Landlord as part of the Base, Shell and Core as specified in EXHIBIT L attached to this Lease, subject to extraordinary hot or cold weather periods, unusual heat loads caused by Tenant's use of the Premises, any use of the Premises for other than general office use, brown-outs and/or other Force Majeure events. As used herein, the "BUSINESS HOURS" shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (collectively, the "HOLIDAYS"); provided, however, that with respect to Tenant's use of HVAC in Building B, Landlord shall change the Business Hours for Building B, only, to any other hours requested by Tenant so long as (i) Landlord is reasonably able to make such change, (ii) Tenant gives Landlord at least thirty (30) days' advance written notice of such requested change, (iii) Tenant's request does not exceed fifty-five (55) hours per week, (iv) Landlord shall not be obligated to cause the Building's HVAC system to maintain the temperatures within the ranges set forth hereinabove during any such hours which are not the original Business Hours specified hereinabove, unless Tenant is compensating Landlord for non-Business Hours usage pursuant to Section 6.2 below and then only with respect to the areas within the Premises for which Tenant is so compensating Landlord for such non-Business Hours usage (but subject to any start-up period of time for such areas to reach a stabilized temperature range), and (v) Tenant pays for any increased cost of providing HVAC during any such changed hours as compared to the cost which would reasonably have been incurred in providing such HVAC during the original Business Hours prior to such change (for example, in the summer, if HVAC is only provided to the Premises during a non-Holiday weekday for 10 consecutive hours, it is anticipated that the cost to provide such HVAC during the 10-hour period from 8:00 a.m. to 6:00 p.m. on such day will be substantially less expensive than providing HVAC during the 10-hour period from 10:00 a.m. to 8:00 p.m. on the same day due to, for example, higher rates and warmer temperatures in effect during the latter 10-hour period).

          6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Upon request, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures (with Building standards to be determined based upon the standard tenant improvement Specifications, as defined in the Tenant Work Letter, for lighting fixtures in Building C), the cost of which shall be included in Operating Expenses. Tenant shall bear the cost of replacement of all lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

          6.1.3 Landlord shall provide city water from the regular building outlets for drinking, lavatory and toilet purposes for normal office use, and for use in kitchen and other eating areas within the Premises for normal office use.

          6.1.4 Landlord shall provide (i) janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and (ii) window washing services, all in accordance with the janitorial and window washing specifications attached hereto as EXHIBIT K (which are subject to change provided that the overall level of the janitorial and window washing services provided by Landlord is not reduced below the level set forth in the specifications attached as EXHIBIT K or below the level provided at Comparable Buildings).

          6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times; provided, however, while Tenant is leasing the entire rentable area of Building B as part of the Premises under this Lease such passenger elevator service within Building B shall be exclusive, except that Landlord and its employees, agents and contractors shall have the right to use such elevators for purposes reasonably related to the performance of Landlord's obligations and exercise of Landlord's rights under this Lease without unreasonable interference with Tenant's permitted use of the Premises.

     6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, (i) use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system, or (ii) increase the water normally furnished for the normal office use for the Premises by Landlord pursuant to the terms of Section 6.1.3 above. In addition, Tenant shall not use electricity in the Premises in excess of the capacity of the electricity feeders and risers serving the Premises. If Tenant uses water or HVAC in excess of the quantities to be provided by Landlord for normal office use pursuant to Section
6.1 above, or if Tenant's consumption of electricity shall exceed five (5) watts per usable square foot of the Premises for connected electrical load of 120/208 voltage power equipment and one and one half (1 1/2) watts per usable square foot of the Premises for connected electrical load for 277/480 voltage power equipment, calculated on an average annualized basis for Business Hours described in Section 6.1.1 above, then Tenant shall pay to Landlord, within thirty (30) days after billing, the sum of (A) the actual cost of such excess consumption plus a five percent (5%) surcharge on such costs to cover Landlord's administrative costs, plus (B) the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, plus (C) the cost of the increased wear and tear and depreciation on existing equipment caused by such excess consumption; Landlord may reasonably install devices to separately meter any such excess use, and in such event Tenant shall pay to Landlord the cost of such additional metering devices within thirty (30) days after demand therefor. If Tenant desires to use HVAC in the Premises during hours other than the Business Hours pursuant to the terms of
Section 6.1.1 above: (x) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate (which notice is anticipated to be accomplished through telephonic dial-up and access via computer codes), of Tenant's desired use thereof; (y) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish; such hourly cost shall be determined on a per floor basis and shall equal the actual cost incurred by Landlord to supply such after-hours HVAC on an hourly basis, including (1) the cost of the utilities consumption plus a five percent (5%) surcharge on such costs to cover Landlord's administrative costs, (2) increased wear and tear and depreciation on equipment to provide such after-hours HVAC, and (3) maintenance costs; and (z) Tenant shall pay such cost to Landlord as Additional Rent within thirty (30) days after billing.

     6.3  INTERRUPTION OF USE. Subject to Landlord's indemnity of Tenant in
Section 10.1.2 below and subject to the abatement provisions in Section 6.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the

Buildings or Real Property, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.5 below) or performing any of its obligations under this Lease. Furthermore, except as expressly provided in
Section 10.1 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

     6.4  ADDITIONAL SERVICES. Provided that Landlord can provide such services
(i) at a competitive price, (ii) at a comparable level of quality and (iii) within a comparable period of time (as compared to third party providers of such services to Comparable Buildings), Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee equal to five percent (5%) of such costs. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder, and shall be billed on a monthly basis. In the event that Landlord fails to meet any of the three (3) criteria set forth in the first clause of the first sentence of this Section 6.4, then Tenant shall have the right to select a third party which provides such services to Comparable Buildings, subject to Landlord's reasonable approval.

     6.5 ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES. In the event that Tenant is actually prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or fifteen (15) business days in any consecutive 12-month period (the "ELIGIBILITY PERIOD") as a result of (i) any construction, repair, maintenance or alteration performed by Landlord after the Lease Commencement Date, (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above, (iii) any failure to provide access to the Premises, (iv) any failure by Landlord to perform Landlord's repair obligations under Section 7.2 below prior to the expiration of the Outside Repair Period (as defined in Section 7.3 below), (v) any entry onto the Premises by Landlord pursuant to Article 23 below, or (vi) because of the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by Tenant or Tenant's agents, employees, licensees or invitees, and which Hazardous Materials pose a material and significant health risk to occupants of the Premises as determined by applicable governmental authorities pursuant to applicable Environmental Laws by written notice delivered to Landlord and Tenant, which notice specifically prohibits occupancy of the Premises (or portions thereof) as a result of such Hazardous Materials, then Tenant's obligation to pay Base Rent and Tenant's Share of increases in Direct Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. If Tenant's right to rent abatement pursuant to this Section 6.5 occurs during a free rent period which arises after the Lease Commencement Date, Tenant's free rent period shall be extended for the number of days that the abatement period overlapped the free rent period (the "OVERLAP PERIOD"), and Landlord shall have the right to extend the Lease Expiration Date for a period of time equal to the Overlap Period if Landlord notifies Tenant of such election in writing within thirty (30) days after the end of the extended free rent period. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 13, then the Eligibility Period shall not be applicable.

     6.6 ACCESS TO PREMISES. Subject to all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as EXHIBIT D, and all applicable Laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

                                    ARTICLE 7

                                     REPAIRS

     7.1  TENANT'S REPAIRS. Subject to Landlord's repair obligations in
Section 7.2 and to the provisions of Articles 11 and 13 below, Tenant shall, at Tenant's own expense, keep the Premises and all portions thereof, including all improvements, fixtures, equipment and furnishings therein (including, without limitation, all non-Base, Shell and Core systems and equipment within the Premises, including all components and equipment and systems providing distribution from the Base, Shell and Core systems and equipment), in good order, repair and condition at all times during the Lease Term, except for ordinary wear and tear and casualty damage which is not specifically made the responsibility of Tenant under this Lease. In connection with such repair obligations, Tenant shall, at Tenant's own expense but subject to the prior approval of Landlord (which approval shall not be unreasonably withheld or delayed), and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs within a reasonable period of time and after Landlord has notified Tenant of its intention to do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay to Landlord, within thirty (30) days after invoice, the actual, reasonable and documented costs thereof, plus an administration fee equal to five percent (5%) of such costs. Landlord may, but shall not be required to, enter the Premises at all reasonable times, and upon reasonable prior notice to Tenant (or without notice in case of emergency), to make such repairs, alterations, improvements and additions to the Premises or to the Buildings or to any equipment located in the Buildings as shall be necessary or desirable in connection with the first-class management and operation standards for the Buildings set forth herein, and/or as may be required for Landlord to comply with the provisions of this Lease and/or as may be required by applicable laws and/or governmental or quasi-governmental authority or court order or decree. Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises during Landlord's entry into the Premises to perform such work pursuant to the foregoing provisions of this
Section 7.1.

     7.2 LANDLORD'S REPAIRS. Anything contained in Section 7.1 above to the contrary notwithstanding, subject to Articles 11 and 13 below, at all times during the Lease Term Landlord shall repair and maintain (including replacements) in good order, condition and repair and in a manner generally consistent with the maintenance and repair (including replacements) standards of Comparable Buildings, the structural portions of the Buildings, the exterior windows of the Buildings, the roof of each Building, the Base, Shell and Core components of the Buildings (including the restrooms originally installed as part of the Base, Shell and Core) and the common areas of Building C (and the common areas of the Real Property until such time as such repair and maintenance obligations therefor are made the obligation of any common area association); provided, however, to the extent such Landlord-required maintenance and repairs are required to be performed as a result of the act, neglect, fault of or omission of any duty by Tenant, its agents, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs (but only to the extent such cost is not covered by Landlord's insurance obtained pursuant to Section 10.2 of this Lease). Subject to Landlord's indemnity of Tenant in Section 10.1.2 below and subject to the abatement provisions in Section 6.5 above, there shall be no abatement of rent and no liability of Landlord (including any liability for any injury to or interference with Tenant's business) arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Real Property, the Buildings or the Premises or in or to fixtures, appurtenances and equipment therein. Subject to Section 7.3 below, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

     7.3 TENANT'S SELF-HELP RIGHTS. Notwithstanding anything to the contrary set forth in this Article 7, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord's obligation to perform under the terms of this Lease, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same), then

Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional five (5) days' notice (or an additional two (2) business days, notice in the event of emergency) to Landlord that Tenant is taking such required action. If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such 5-day period or 2-day period, as the case may be (the "OUTSIDE REPAIR PERIOD"), then Tenant shall be entitled to reimbursement by Landlord of Tenant's actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Rent payable by Tenant under this Lease the amount of such invoice together with interest thereon, at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant's delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rent; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the applicable Outside Repair Period described above, a written objection to Tenant's right to receive any such reimbursement based upon Landlord's good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice based upon Landlord's good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Rent, but Tenant, as its sole remedy, may proceed to institute legal proceedings to determine and collect the amount, if any, of such reimbursement. In the event Tenant prevails in such legal proceedings and receives a monetary judgment against Landlord, then Landlord shall pay such judgment to Tenant within thirty (30) days of date such monetary judgment is entered. If such monetary judgment is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary judgment together with interest which shall have accrued on such monetary judgment during the period from and after the day after the date such monetary judgment was received through and including the date that Tenant offsets against the Rent the amount of such monetary judgment, at the Interest Rate. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Systems and Equipment, any structural portions of the Buildings, any common areas of the Real Property or other areas outside the Buildings and/or the exterior appearance of the Buildings or Real Property (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Buildings for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord's consent for such repairs.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof. Landlord shall not unreasonably withhold or delay its consent for any Alterations, except that Landlord may withhold its consent, in its sole and absolute discretion, with respect to such Alterations which (i) are located on the roof of the Building(s) (including any telecommunications and/or other equipment thereon), (ii) can be seen from outside the Premises or either of the Buildings, and/or (iii) are likely to have an adverse effect on the structural components or Systems and Equipment of the Buildings. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of two percent (2%) of the cost of the Alterations excluding any of Tenant's movable fixtures and equipment which are not affixed to the Premises. The supervision fee described in the immediately preceding sentence shall also apply to the initial build-out by or for Tenant of any First Offer Space and/or FHS Expansion Space leased by Tenant pursuant to this Lease.

Notwithstanding anything to the contrary contained in this Section 8.1, Tenant may make non-structural interior alterations, additions or improvements to the interior of the Premises (collectively, the "ACCEPTABLE CHANGES") without Landlord's consent, provided that: (i) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) days prior to the commencement thereof; (ii) the aggregate cost of all such Acceptable Changes during any twelve (12) consecutive month period does not exceed One Hundred Fifty Thousand Dollars ($150,000.00); (iii) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8; (iv) such Acceptable Changes do not require the issuance of a building permit or other governmental approval; (v) such Acceptable Changes do not affect any Systems and Equipment or the ground floor lobby areas of the Buildings, and cannot be seen from outside the Premises; and (vi) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in Comparable Buildings. The construction of the initial improvements to the Premises (and the Landlord supervision fee therefor) shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such commercially reasonable requirements as Landlord may deem desirable (and which are not inconsistent with the rights of Tenant under this Lease), including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord, except that Landlord may designate the contractors and subcontractors to perform all work affecting the structural components of the Buildings or the Systems and Equipment provided such contractors and subcontractors are unrelated to Landlord and agree to perform such work at competitive prices and pursuant to Tenant's reasonable scheduling requirements. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Real Property is located, in conformance with Landlord's reasonable, non-discriminatory construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to unreasonably obstruct access to the Buildings or Real Property or the common areas for any other tenant of the Real Property, and as not to obstruct the business of Landlord or other tenants in the Real Property, or interfere with the labor force working on the Real Property. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, with respect to any Alterations to be made in Building C which cost in excess of $50,000.00 and with respect to any Alterations to be made in Building B which cost in excess of $150,000.00, if such Alterations are made by any Transferee of Tenant which is other than an Affiliate of Tenant, Landlord may, in its discretion, require such Transferee to obtain a lien and completion bond, or, at such Transferee's option, some alternate form of security reasonably satisfactory to Landlord, in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the management office for the Real Property a reproducible copy of the "as built" drawings of the Alterations.

     8.3 LANDLORD'S PROPERTY. All Alterations, improvements and/or fixtures (excluding trade fixtures) which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall become the property of Landlord upon expiration of the Lease Term or earlier termination of this Lease; provided, however: (i) Tenant may not remove any Tenant Improvements or Alterations paid for by Landlord with Landlord's own funds or out of any tenant improvement allowances provided by Landlord (except any such removal made in connection with Alterations approved by Landlord); and (ii) Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations (or for the initial tenant improvements constructed for any portion of the Premises located in Building C or any other building in the Project other than in Building B which are made to ready such space for Tenant's initial occupancy), identify those Alterations (or initial tenant improvements for Tenant's initial occupancy, as the case may be) which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease; provided further, however, that Tenant shall in no event be required to remove any such Alterations (or initial tenant improvements, as the case may be) other than (A) any raised floors, internal stairwells, vaults and other similar special use tenant improvements (collectively, "SPECIAL USE IMPROVEMENTS"), and/or (B) those other improvements or alterations which are of such specialized nature or application that the same are not reasonably suited for use by a successor occupant of the Premises. In no event shall Tenant be required to remove any of the initial Tenant Improvements constructed in Building B pursuant to the Tenant Work Letter. If Landlord requires Tenant to remove any such Alterations (or any such initial tenant improvements which are located in Building C or any other building in the Project other than in Building B), Tenant, at its sole cost and expense, shall remove the identified Alterations and improvements on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements, Landlord may do so and may charge the cost thereof to Tenant.

     8.4 EQUIPMENT LEASING AND FINANCING. Notwithstanding any provision of this Lease to the contrary, Tenant may enter into leases for, and/or grant security interests in, Tenant's trade fixtures, equipment and personal property in the Premises pursuant to commercially reasonable leases and/or security agreements, and Landlord shall (i) subordinate any landlord lien rights it may have in and to such items to the interest of the lessors and lenders therein and, in the case of trade fixtures, waive any claim that the same are part of the Real Property by virtue of being affixed thereto, and (ii) permit the lessors and lenders under any such leases and security agreements to remove the leased or encumbered property upon default by Tenant under such leases and security agreements, so long as such removal work is performed on or prior to the expiration or termination of this Lease and each such party repairs any damage to the Premises caused by such removal.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Buildings or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Buildings or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record (by payment, statutory bond or other lawful means) within ten (10) business days after Tenant has notice of such lien. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed of record within such 10-business day period, then Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all reasonable sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be paid by Landlord to Tenant within thirty (30) days after written demand by Landlord.

                                   ARTICLE 10

                                    INSURANCE

     10.1 INDEMNIFICATION AND WAIVER.

          10.1.1 Except as expressly provided in Section 10.1.2 below, Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. In addition, except as expressly provided in Section 10.1.2 below, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability, including without limitation court costs and reasonable attorneys' fees (collectively, "CLAIMS") incurred in connection with or arising from (i) any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and (ii) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Buildings and Real Property; provided, however, such indemnity shall not include any lost profits, loss of business or other consequential damages.

          10.1.2 Notwithstanding the provisions of Section 10.1.1 above to the contrary, the assumption of risk and release by Tenant set forth in Section
10.1.1 above, and Tenant's indemnity of Landlord in Section 10.1.1 above, shall not apply to: (i) any Claims to the extent resulting from the negligence or willful misconduct of the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the "EXCLUDED CLAIMS"); or
(ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant's property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (B) any lost profits, loss of business or other consequential damages.

          10.1.3 The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

     10.2 LANDLORD'S INSURANCE AND TENANT'S COMPLIANCE WITH INSURANCE REQUIREMENTS. Landlord shall, from and after the date hereof until the expiration of the Lease Term, maintain in effect the following insurance: (i) physical damage insurance (including a rental loss endorsement) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under "special form" policies in the geographical area of the Buildings, covering the Buildings (excluding, at Landlord's option, the property required to be insured by Tenant pursuant to Section 10.3 below) in an amount not less than one hundred percent (100%) of the full replacement value (less reasonable deductibles) of the Buildings, together with such other risks as Landlord may from time to time determine (provided however, that Landlord shall have the right, but not the obligation, to obtain earthquake and/or flood insurance); and (ii) commercial general liability insurance including a Commercial Broad Form Endorsement or the equivalent in the amount of at least Ten Million Dollars ($10,000,000.00), against claims of bodily injury, personal injury or property damage arising out of Landlord's operations, assumed liabilities (including the liabilities assumed by Landlord under this Lease), contractual liabilities, or use of the Buildings, common areas and Parking Facilities. Such coverages may be carried under blanket insurance policies. The insurers providing such insurance shall be licensed to do business in the State of California and rated A-VII or better in "Best's Key Rating Guide," and the policies of insurance with respect to property loss or damage by fire or other casualty shall contain a waiver of subrogation as provided in Section 10.4 below. Upon written request from Tenant, but no more than one (1) time during any Calendar Year, Landlord shall provide Tenant with evidence that Landlord is carrying the insurance Landlord is required to maintain pursuant to this Section
10.2. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for Landlord's insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at
                                      -38-

Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body where applicable due to Tenant's Alterations or use of the Premises.

     10.3 TENANT'S INSURANCE. From and after the date (the "INSURANCE START DATE") which is the earlier of (i) the date Landlord delivers possession of any portion of the Premises to Tenant in the condition required under this Lease,
(ii) the date Tenant enters any portion of the Premises to commence occupancy thereof or perform any work under this Lease or install any of Tenant's furniture systems and other Tenant's Property therein, or (iii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

        Bodily Injury and                       $5,000,000.00 each occurrence
        Property Damage Liability               $5,000,000.00 annual aggregate

        Personal Injury Liability               $5,000,000.00 each occurrence
                                                $5,000,000.00 annual aggregate

          10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, Alterations and additions to the Premises, including any improvements, Alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

          10.3.3 Business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Buildings as a result of such perils.

          10.3.4 FORM OF POLICIES. The minimum limits of policies of insurance required to be carried by Landlord and Tenant under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease. Tenant's insurance shall: (i) name Landlord, and any property manager and mortgagee of Landlord, as additional insureds, as their respective interests may appear; (ii) specifically cover the liability assumed by Tenant under this Lease to the extent insurable by a commercially reasonably available Commercial General Liability Policy, including, but not limited to, Tenant's obligations under Section 10.1.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord; and (vii) include commercially reasonable deductibles, which shall in no event exceed $25,000.00 for the insurance required in Sections 10.3.2(ii) and (iii) above for the first (1st) year of the initial Lease Term (such $25,000.00 maximum deductible may be increased after the first (1st) year of the initial lease Term to higher commercially reasonable amounts permitted by landlords of Comparable Buildings with respect to tenants leasing space therein of comparable size as the Premises). Tenant shall deliver certificates of such policies to Landlord on or before the Insurance Start Date and at least thirty
(30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within such time periods, Landlord may, at its option after written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery to Tenant of bills therefor.

     10.4 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Anything in this Lease to the contrary notwithstanding (including the provisions of Section 10.1 above), Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, Buildings or Real Property, or personal property within the Buildings, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers and employees, but only to the extent the releasing party's loss or damage is covered under casualty insurance policies in effect at the time of such loss or damage or would have been covered by the casualty insurance required to be carried under Sections 10.2 and 10.3 above had the releasing party complied with its applicable insurance obligations thereunder. Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 10.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     10.5 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain at any time following the first three (3) years of the initial Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall such increased coverage be in excess of that required by landlords of tenants leasing comparable-sized space in Comparable Buildings.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord after Tenant becomes aware of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Buildings or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, or any other modifications to the common areas deemed desirable by Landlord provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired thereby. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord (based on competitive pricing by all contractors and subcontractors and without any profit mark-up or supervision fees to Landlord) exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord on a progress payment basis with the first such payment being due from Tenant after Landlord's commencement of the repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's reasonable review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work pursuant to Landlord's standard competitive bidding procedures. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy to such a degree that Tenant is prevented from using, and does not use, all or any part of the Premises as a result thereof, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent Tenant is so prevented from using and does not use the Premises as a result thereof, and such abatement period shall continue until Tenant has been given sufficient time and sufficient access to the Premises to rebuild such portions of the Premises Tenant is required to rebuild, to install its property, furniture, fixtures and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction, and to move in over one (1) weekend. Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or interference to Tenant resulting from Landlord's repair of any damage pursuant to this Section 11.1.

     11.2 LANDLORD'S OPTION TO REPAIR. Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing ("LANDLORD'S DAMAGE NOTICE") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the repairs of such damage (the "ESTIMATED REPAIR Period"). Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Buildings and instead terminate this Lease (subject, however, to the terms of Section 11.3 below) by notifying Tenant in writing of such termination within sixty (60) days after Landlord becomes aware of such damage, but Landlord may so elect only if one or both of the Buildings shall be damaged by fire or other casualty or cause, whether or not the Premises are affected (subject, however, to the terms of Section 11.3 below), and one or more of the following conditions is present: (i) repairs cannot in Landlord's opinion, as set forth in Landlord's Damage Notice, reasonably be completed within one (1) year after the date Landlord becomes aware of such damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered by Landlord's insurance policies obtained or required to be obtained by Landlord pursuant to Section 10.2 above and the cost of repairing such uninsured or underinsured damage, including deductibles, exceeds the "Threshold Amount" (as that term is defined below). As used herein, the "THRESHOLD AMOUNT" shall mean $600,000.00 with respect to Building B and $300,000.00 with respect to Building C, except that if at the time of such damage or destruction, Tenant is leasing all of Building C, the Threshold Amount for Building C shall also equal $600,000.00. If (A) Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord's Damage Notice, be completed within one (1) year after Landlord becomes aware of such damage, then Tenant may elect to terminate this Lease (subject, however, to the terms of Section 11.3 below) by delivering written notice thereof to Landlord within thirty (30) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a "TENANT DAMAGE EVENT" shall mean damage to all or any part of the Premises or any common areas of the Buildings providing access to the Premises by fire or other casualty, which damage (x) is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, (y) substantially interferes with Tenant's use of or access to the Premises AND (z) would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the Estimated Repair Period plus ninety (90) days, plus the number of days of delay, if any, attributable to events of "Force Majeure," as that term is defined in Section 25.17 hereof, plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant or Tenant's employees, agents, contractors, licensees or invitees, then Tenant shall have an additional right to terminate this Lease (subject, however, to the terms of Section 11.3 below) by delivering written termination notice to Landlord within fifteen (15) days after the expiration of such period. Further, in the event that the Premises or the Buildings are destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (except that, in the event that Tenant shall have exercised its option to renew pursuant to the Extension Option Rider attached to this Lease, such twelve (12) month period shall be the last twelve (12) months of the applicable Option Term), then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease (subject, however, to the terms of Section 11.3 below), and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty (60) days to substantially complete, Tenant shall have the option to terminate this Lease (subject, however, to the terms of Section 11.3 below), by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date such party becomes aware of such damage or destruction. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided above in this Section 11.2: (1) this Lease shall cease and terminate as of the date set forth in such party's termination notice (subject, however, to the terms of Section 11.3 below), which termination date shall be no less than thirty (30) days and no more than one hundred twenty
(120) days after such termination notice is delivered to the other party; provided, however, that if the termination notice is delivered as a result of a casualty damage occurring during the last twelve (12) months of the Lease Term, such termination date shall be no less than ten (10) days and no more than thirty (30) days after such termination notice is delivered to such other party; and if Landlord is the party delivering such termination notice at any time other than during the last twelve (12) months of the Lease Term, Tenant shall have the right to extend the termination date to a date which is one hundred twenty (120) days after such termination notice is delivered to Tenant if Landlord selects a termination date which is shorter than such one hundred twenty (120) day period; (2) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination; and (3) subject to the terms of Section 11.3 below, both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

     11.3 PARTIAL TERMINATION. Notwithstanding the foregoing provisions of
Section 11.2 to the contrary, if Landlord or Tenant would only have such right to terminate this Lease as provided in Section 11.2 above solely as a result of the damage caused to Building C and not to Building B, the terminating party may only elect to terminate this Lease, if at all, on a partial basis, as to all of the Premises then leased by Tenant in Building C and not with respect to Building B; if the terminating party elects to terminate this Lease as to Building C, only, in accordance with the foregoing, this Lease shall continue in full force and effect with respect to Building B and the parties shall promptly execute an amendment confirming such partial termination and modifying the rentable and usable square feet, the Base Rent and Tenant's Share accordingly; provided, however, in the event as of the date of any such damage caused to Building C which would permit Landlord to terminate this Lease with respect to Building C, only, pursuant to Section 11.2 and this Section 11.3, Building C is a multi-tenant building, and the damage to Building C only affects those areas of Building C located outside of the Premises in Building C and does not affect the Premises in Building C, then, Landlord shall only have the right to terminate Tenant's lease as to Building C, only, in accordance with the foregoing in the event that Landlord also terminates all of the leases respecting space in Building C of all of the tenants of Building C which are situated similarly to Tenant. In determining whether other tenants of Building C are situated similarly to Tenant, in addition to other relevant factors, an analysis shall be made of (i) such tenants' and Landlord's rights to terminate such leases in the event of a casualty as set forth in such leases and (ii) the level of damage, if any, to Building C and/or such other tenants' premises.

     11.4 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Buildings or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, one or both of the Buildings or any other portion of the Real Property.

                                   ARTICLE 12

                                    NONWAIVER

     No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1 PERMANENT TAKING. If all or any portion of the Premises, the Buildings or the Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease (subject, however, to the terms of Section 13.2 below) upon ninety (90) days' notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, if access to more than twenty-five (25%) of the Premises is substantially impaired, or if more than twenty-five percent (25%) of the parking spaces described in Section 10 of the Summary attached to this Lease are taken and Landlord is unable to relocate such spaces within the Project or within a two (2) block radius of the Project, Tenant shall have the option to terminate this Lease (subject, however, to the terms of Section 13.2 below) upon ninety (90) days' notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking; provided, however, if any of Tenant's parking spaces are taken and Tenant does not exercise its rights to terminate this Lease pursuant to this
Article 13, Landlord shall use commercially reasonable efforts to provide Tenant with replacement parking spaces within the Project or within a two (2) block radius of the Project. Landlord shall be entitled to receive the entire award or payment in connection with any such taking, except that (i) Tenant shall have the right to file any separate claim available to Tenant for (A) any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease,
(B) Tenant's moving expenses and (C) interruption to or damage to Tenant's business, and (ii) Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold estate. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be equitably abated and Landlord shall at its sole expense restore the Buildings in which the remainder of the Premises are located to any architecturally complete and functional condition. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

     13.2 PARTIAL TERMINATION. Notwithstanding the foregoing provisions of
Section 13.1 to the contrary, if Landlord or Tenant would only have such right to terminate this Lease as provided in Section 13.1 above solely as a result of a taking of all or any portion of Building C and not a taking with respect to Building B, the terminating party may only elect to terminate this Lease, if at all, on a partial basis, as to all of the Premises then leased by Tenant in Building C and not with respect to Building B; if the terminating party elects to terminate this Lease as to Building C, only, in accordance with the foregoing, this Lease shall continue in full force and effect with respect to Building B and the parties shall promptly execute an amendment confirming such partial termination and modifying the rentable and usable square feet, the Base Rent and Tenant's Share accordingly.

     13.3 TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises or access thereto for a period of one (1) year or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 TRANSFERS. Except as provided in Sections 14.7 and 14.8 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than nine (9) months after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "TRANSFER PREMIUM," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and, insofar as the same is then available, a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord pursuant to written notice delivered to Tenant within five (5) business days after Landlord's receipt of the Transfer Notice, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space. Except as provided in Sections 14.7 and 14.8 below, any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's actual, documented and reasonable legal fees (not to exceed $2,500.00 in any one instance) incurred by Landlord, within thirty (30) days after written request by Landlord.

     14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall notify Tenant of Landlord's consent or reasonable disapproval of any such Transfer within twenty
(20) days after Landlord's receipt of the Transfer Notice and all other information required to be delivered by Tenant to Landlord in connection with such proposed Transfer as set forth in Section 14.1 above. In the event Landlord does not provide Tenant notice of its approval or disapproval of a Transfer within such 20-day period, and such failure continues for five (5) business days after notice thereof from Tenant, such failure shall be deemed to be Landlord's consent to such Transfer. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Buildings or the Real Property as a first-class multi-tenant office building project;

          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, or (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building, or (iii) which is capable of exercising the power of eminent domain or condemnation, unless, and only to the extent, Landlord has previously approved such an occupant for other space in the Buildings;

          14.2.4 The Transfer will result in more than a lawfully authorized number of occupants per floor within the Subject Space;

          14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities assumed by such Transferee on the date consent is requested, taking into account Tenant's continuing liability hereunder;

          14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant, in violation of the express terms of this Lease; or

          14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent and Landlord in fact has sufficient space in the Project meeting such proposed transferee's space requirements, or (ii) is negotiating with Landlord to lease space in the Project at such time and Landlord in fact has sufficient space in the Project meeting such proposed transferee's space requirements.

         If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2, Tenant may, within nine (9) months after Landlord's consent, but not later than the expiration of said nine (9)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval, which Landlord shall grant or withhold within ten (10) business days after resubmittal by Tenant.

     14.3 TRANSFER PREMIUM. Except as otherwise provided in Sections 14.6 and
14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent, parking charges and other consideration received from such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting (as a first priority item) the actual, reasonable and documented expenses incurred by Tenant for (i) any changes, alterations and improvements made to the Premises, and/or any tenant improvement allowance provided by Tenant to the Transferee, in connection with the Transfer,
(ii) any brokerage commissions and advertising expenses in connection with the Transfer, and (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord's consent thereto. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (A) services rendered by Tenant to Transferee or (B) assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

     14.4 INTENTIONALLY DELETED.

     14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times and upon prior reasonable notice to Tenant to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency together with interest thereon at the Interest Rate, and if found understated by more than five percent (5%), Landlord's actual, reasonable and documented costs of such audit.

     14.6 ADDITIONAL TRANSFERS. Except as provided in Section 14.7 below, for purposes of this Lease, the term "TRANSFER" shall also include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant within a twelve (12)-month period (other than transfer of voting shares to immediate family members by reason of gift or death) or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding the foregoing, to the extent that the Transfer is of a type described in this Section 14.6, the terms and conditions of Section 14.3 shall not apply with respect thereto.

     14.7 AFFILIATED COMPANIES/RESTRUCTURING OF BUSINESS ORGANIZATION. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) FHS, (ii) a parent or subsidiary of Tenant, or (iii) any person or entity which controls, is controlled by or under common control with Tenant, or (iv) any entity which purchases all or substantially all of the assets of Tenant, or (v) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii), (iv) and (v) being sometimes hereinafter referred to as "AFFILIATES") shall not be deemed a Transfer under this Article 14, and thus shall not be subject to Landlord's right to receive any Transfer Premium pursuant to Section 14.3 above, provided that:

          14.7.1 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

          14.7.2 Tenant gives Landlord at least ten (10) days' prior notice of any such assignment or sublease to an Affiliate, which notice shall include current financial statements of Tenant and the Affiliate evidencing satisfaction of the net worth requirement in Section 14.7.3 below, and certified as accurate by an independent certified public accounting firm;

          14.7.3 with respect to any assignment of this Lease to an Affiliate (including an assignment of this Lease in connection with or resulting from a merger, consolidation, reorganization, and/or asset purchase), or any sublease to an Affiliate which when aggregated with all prior subleases to such Affiliate pertain to more than one (1) floor of the Premises, Tenant and such Affiliate assignee or subtenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease AND is equal to or greater than the amount which is equal to the product of (i) three
(3) multiplied by (ii) the economic responsibilities for the space which is proposed to be assigned or subleased hereunder for the portion of the Lease Term remaining at the time of such proposed assignment or sublease;

          14.7.4 any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent payable by Tenant with respect to a sublease), and any Affiliate assignee expressly remakes the representations and warranties of Tenant and assumes the obligations and indemnities of Tenant set forth in
Section 25.25 below; and

          14.7.5 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

     14.8 PERMITTED SUBLEASES. Notwithstanding anything to the contrary set forth in this Article 14, Tenant may, without Landlord's prior consent but subject to Landlord's right to receive fifty percent (50%) of any Transfer Premium received by Tenant in connection therewith pursuant to Section 14.3 above, sublease in the aggregate, up to, but no more than, three (3) contiguous full floors of the Premises to any person or entity which is not an Affiliate (each, a "PERMITTED SUBTENANT") so long as: (i) the proposed Permitted Subtenant(s) do not have any of the characteristics described in Sections 14.2.1, 14.2.3, 14.2.5 or 14.2.7 above and/or the proposed sublease to the Permitted Subtenant would not result in any of the events described in Sections 14.2.2, 14.2.4 or 14.2.6 above; (ii) the Permitted Subtenant(s) shall have no right to subsequently sublease or assign all of any portion of their interests in this Lease or in the Premises; (iii) occupancy by the Permitted Subtenant(s) shall be subject and subordinate to all of the terms of this Lease, including, without limitation, Section 14.3 above; and (iv) at least ten (10) days prior to the date such Permitted Subtenant(s) take occupancy of the Premises, Tenant delivers to Landlord a copy of the sublease agreement by and between Tenant and the applicable Permitted Subtenant which sublease agreement shall include a written acknowledgment by the Permitted Subtenant that the Permitted Subtenant is subject and subordinate to all of the terms and conditions of this Lease and assumes all obligations of Tenant with respect to the subleased space (other than the obligations to Base Rent which shall be as set forth in such sublease). Any sublease entered into by Tenant with a Permitted Subtenant in accordance with this Section 14.8 shall be referred to herein as a "PERMITTED SUBLEASE". Nothing in this Section 14.8 shall permit Tenant, without first obtaining Landlord's prior consent thereto or otherwise complying with Section 14.7 above, to sublease to any person or entity either (A) portions of full floors, (B) non-contiguous floors or (C) more than three (3) contiguous full floors in the aggregate at any time (I.E., no such sublease, when combined with all other subleases previously entered into by Tenant pursuant to this Section 14.8, shall pertain to more than three (3) contiguous full floors). Tenant may also enter into a Permitted Sublease with an Affiliate pursuant to this Section 14.8 without having to comply with the provisions of Section 14.7 above (including the net worth requirement set forth in Section 14.7.3 above) as long as Tenant complies with the provisions of this Section 14.8 with respect thereto; if Tenant so enters into a Permitted Sublease with an Affiliate and elects to have such transaction governed by this Section 14.8 instead of Section 14.7, Tenant shall notify Landlord thereof and the available space which Tenant may sublease to non-Affiliates pursuant to this Section 14.8 shall be reduced accordingly.

                                   ARTICLE 15

                        SURRENDER OF PREMISES; OWNERSHIP
                          AND REMOVAL OF TRADE FIXTURES

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs, casualty damage and condemnation damage which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work and other articles of personal property owned by Tenant or any person claiming under Tenant or installed or placed by Tenant (or other person claiming under Tenant) (but not permanently affixed to the Premises) at its expense in the Premises, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Buildings resulting from such removal. Tenant shall have no obligation to remove any of its cabling or other wiring at the end of the Lease Term, but shall be obligated to remove same, at Tenant's cost, with respect to any Reduction Space removed from the Premises pursuant to Section 1.7 above.

                                   ARTICLE 16

                                  HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, and such indemnification by Tenant shall specifically include, without limitation, "RENTAL LOSS DAMAGES" which for purposes hereof shall mean any claims made by any succeeding tenant founded upon such failure to surrender, any lost profits to Landlord resulting therefrom, and any liability or loss Landlord may reasonably expect to incur in connection with the delay of the delivery of the Premises to the successor tenant; provided, however, that notwithstanding the foregoing, Landlord shall not be entitled to recover any such Rental Loss Damages from Tenant with respect to the first two (2) months of such holdover and Landlord shall only be entitled to recover any such Rental Loss Damages with respect to any holdover after such two (2) month period to the extent Tenant has failed to surrender the Premises within thirty (30) days after Landlord has notified Tenant that Landlord has executed a letter of intent or lease with another tenant for all or any portion of the Premises and Landlord has provided Tenant with information concerning the length of lease term and basic rental of such letter of intent or lease.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within twenty (20) days following a request in writing by a party, the other party shall execute and deliver to the requesting party an estoppel certificate, which shall be substantially in the form of EXHIBIT E, attached hereto (or such other commercially reasonable form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof, if Landlord is the requesting party, or by any Transferee or proposed Transferee of Tenant if Tenant is the requesting party), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the requesting party. Failure of a party to execute and deliver such estoppel certificate within such 20-day period, where such failure continues for an additional five (5) days after a subsequent notice of such failure is delivered by the requesting party to such party, shall constitute an acknowledgment by such party that statements included in the estoppel certificate delivered to such party by the requesting party made in connection with a proposed sale or financing by Landlord or proposed Transfer by Tenant, as the case may be, are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

     18.1 SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Buildings, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding any contrary provision of this Article 18, a condition precedent to the subordination of this Lease to any future mortgage, deed of trust, ground or underlying lease is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the mortgagee, beneficiary or lessor under such future instrument which shall be the US Bank SNDA described below with respect to the US Bank Deed of Trust if recorded as described below. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if required to do so pursuant to any subordination, non-disturbance and attornment agreement executed by Tenant pursuant to this
Article 18, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within thirty (30) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. The parties acknowledge that Landlord is in the process of obtaining new financing for the Real Property from US Bank, which new financing, if completed, will be secured by a deed of trust encumbering the Real Property to be recorded after the date of execution of this Lease (the "US BANK DEED OF TRUST"). In the event that Landlord obtains such new financing from US Bank, Tenant shall, within ten (10) days after request by Landlord (or at Landlord's option, concurrently with Tenant's execution of this Lease) sign, notarize and deliver to Landlord a subordination, non-disturbance and attornment agreement substantially in the form of EXHIBIT G attached hereto (the "US BANK SNDA"). If such new financing with US Bank is completed, then within ninety (90) days after the later of (i) the date the US Bank Deed of Trust is recorded, and/or (ii) the date Tenant delivers to Landlord the US Bank SNDA executed and notarized by Tenant, Landlord shall cause US Bank to execute the US Bank SNDA and deliver such executed US Bank SNDA to Tenant. The effectiveness of the US Bank SNDA executed by Tenant shall be conditioned upon the execution and delivery of the US Bank SNDA by Landlord and US BANK to Tenant within such 90-day time period.

     18.2 EXISTING MORTGAGE. Landlord represents and warrants to Tenant that as of the date of execution of this Lease, the Real Property is encumbered by a deed of trust in favor of LNR Florida Funding, Inc., a Florida corporation ("EXISTING LENDER"), and there are no other deeds of trust or ground leases encumbering the Real Property. Prior to or concurrently with the execution of this Lease, Landlord and Tenant shall execute, and Landlord shall cause the Existing Lender to execute, and deliver to the other party a subordination, non-disturbance and attornment agreement in the form of EXHIBIT H attached hereto (the "EXISTING LENDER SNDA").

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

     19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five business
(5) days after written notice of delinquency; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; any such notice delivered by Landlord shall, at Landlord's option, be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor law; or

     19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any default by Tenant pursuant to Section 19.1 above which remains uncured after expiration of the applicable notice and cure period set forth in Section 19.1 above, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                    (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use; and

                    (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate (as defined in Section 4.5 of this Lease). As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

     19.3 PAYMENT BY TENANT. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above. Tenant's obligations under this Section
19.3 shall survive the expiration or sooner termination of the Lease Term.

     19.4 SUBLESSEES OF TENANT. If Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of

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Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.5 WAIVER OF DEFAULT. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

     19.6 EFFORTS TO RELET. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19.7 LANDLORD'S DEFAULT. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after Landlord receives written notice of such failure from Tenant. If the required performance cannot be completed within such thirty (30) day period, Landlord's failure to perform shall not constitute a default under this Lease unless Landlord fails to attempt to cure the failure within such thirty (30) day period and thereafter fails to diligently and continuously attempt to complete such cure as soon as reasonably possible thereafter.

     19.8 TENANT'S SPECIAL OFFSET RIGHT. In the event Tenant obtains a monetary judgment from a court of competent jurisdiction against Landlord resulting from Landlord's default under this Lease, and Landlord fails to pay the amount of such monetary judgment to Tenant within thirty (30) days after such judgment is entered against Landlord, and such failure continues for an additional thirty
(30) days after notice from Tenant, that Tenant intends to exercise its rights under this Section 19.8, Tenant may offset against the Rent next due and payable under this Lease, the amount of such monetary judgment so entered against Landlord; provided, however, in no event shall Tenant be entitled to offset against the Rent at any one time an amount which would exceed fifty percent (50%) of the Rent next due and payable. For example, if the monetary judgment amount for which Tenant is entitled to offset pursuant to this Section 19.8 equals $1,000,000.00, and the Rent next due and payable under this Lease equals $500,000.00 per month, Tenant would only be required to offset $250,000.00 against the Rent next due and payable for each of the four (4) months following the expiration of the second thirty (30) day period described hereinabove.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant, so long as Tenant is not in default under this Lease and any applicable notice of such default has been delivered and any applicable cure period has expired, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                      SIGNS

     21.1 FULL FLOOR TENANTS. Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Real Property, if any portion of the Premises comprises an entire floor of one or both of the Buildings, Tenant, at its sole cost and expense, may install identification signage anywhere on such full floor(s) of the Premises, including the elevator

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lobby of such full floor(s), provided that such signs are not visible from the exterior of either of the Buildings.

     21.2 MULTI-TENANT FLOOR TENANTS. If Tenant occupies less than an entire floor which is part of the Premises, Tenant's (or Tenant's assignee's or subtenants') identifying signage on such floor shall be provided by Landlord, at Tenant's sole cost and expense, and such signage shall comply with Landlord's building standard signage program and be subject to Landlord's prior approval.

     21.3 BUILDING DIRECTORY. With respect to Building C, Tenant shall be entitled to place its name and location in Building C in the Building C ground floor lobby directory (or its equivalent) to be located in the Building C ground floor lobby. Tenant shall have the exclusive right to display Tenant's name and location and the names of Tenant's employees on any Building lobby directory (or its equivalent) located in the ground floor lobby of Building B.

     21.4 PROHIBITED SIGNAGE AND OTHER ITEMS. Except as expressly provided in this Article 21, Tenant may not install any signs, notices, logos, pictures, names or advertisements on the exterior or roof of the Buildings or the common areas of the Buildings or the Real Property or anywhere which can be seen from outside the Premises. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Buildings), or other items visible from the exterior of the Premises or Buildings are subject to the prior approval of Landlord, in its sole discretion. Any such signs, notices, logos, pictures, names, advertisements, window coverings, blinds or other items visible from the exterior of the Premises or Buildings which are installed and that have not been individually approved by Landlord pursuant to this Article 21 or otherwise may be removed without notice by Landlord at the sole expense of Tenant.

     21.5 EXTERIOR SIGNS. Subject to the approval of all applicable governmental authorities, and compliance with all applicable Laws (as defined in Article 22 below) and all recorded covenants, conditions and restrictions affecting the Real Property, and the terms of this Section 21.5, Tenant shall have the right to install, at Tenant's cost: two (2) signs displaying Tenant's name, "Health Net", on the top of the exterior of Building B (each of which signs shall be on a different side of Building B), with the exact locations of such signs to be mutually approved by Landlord and Tenant (collectively, the "BUILDING B EXTERIOR SIGNS"); (ii) one (1) single-tenant signage monument for Building B in the approximate location depicted on EXHIBIT A-1 attached hereto and Tenant's identification sign thereon (which shall be the only tenant's identification sign thereon until Tenant transfers its right to such sign as provided in
Section 21.5.1 below) displaying Tenant's name, "Health Net" (such monument sign for Building B and Tenant's identification sign thereon is collectively referred to herein as the "BUILDING B MONUMENT SIGN"); (iii) following the date Tenant leases from Landlord pursuant to this Lease at least three (3) full floors in Building C, (A) one (1) sign displaying Tenant's name, "Health Net", on the top of the exterior of Building C on such side of Building C as Landlord shall designate (the "BUILDING C EXTERIOR SIGN") and (B) one (1) multi-tenant shared signage monument for Building C (the "BUILDING C MONUMENT") in the approximate location depicted on EXHIBIT A-1 attached hereto (unless such signage monument has already been installed by Landlord, in which case, such signage monument shall be in such location as already installed) and Tenant's identification sign thereon (which shall be in addition to any other tenants' identification signs theretofore or thereafter placed on the Building C Monument by Landlord) displaying the name, "Health Net" (Tenant's identification sign on the Building C Monument shall be referred to herein as "TENANT'S BUILDING C MONUMENT SIGN"); and (iv) following the date Tenant leases from Landlord pursuant to this Lease at least four (4) full floors in Building C, one (1) sign displaying Tenant's name, "Health Net", on the top of the exterior of Building C on such side of Building C as Landlord shall designate but which side shall be different from the side of Building C on which the Building C Exterior sign is located (the "ADDITIONAL BUILDING C EXTERIOR SIGN"). The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Building B Exterior Signs, the Building C Exterior Sign (if any), the Building B Monument Sign, the Tenant's Building C Monument Sign (if any) and the Additional Building C Exterior Sign (if any) (collectively, the "EXTERIOR SIGNS") and the Building C Monument, if any, shall be subject to Landlord's reasonable approval. If Tenant changes the name of its company from "Health Net" to another name, Tenant shall have the right, at Tenant's sole cost and expense, to change the Exterior Signs to reflect such new name as long as Landlord reasonably approves of such name change on the Exterior Signs. Tenant shall pay for all costs and expenses related to the Exterior Signs and the Building C Monument (if

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any), including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement thereof; provided, however, Tenant shall only pay a pro-rata portion of such costs with respect to the Building C Monument (as reasonably determined by Landlord or by any common area association formed for LNR Warner Center which maintains the Building C Monument) during the period that more than one tenant has an identification sign thereon (although Tenant shall pay the full amount of such costs as they pertain to Tenant's Building C Monument Sign thereon). Tenant shall install and maintain the Exterior Signs in compliance with all laws and subject to the applicable provisions of Articles 7 and 8 above.

          21.5.1 TRANSFERABILITY. The rights to the Exterior Signs are personal to the Original Tenant and may not be transferred by the Original Tenant or used by anyone else, except that Tenant shall have the right to transfer Tenant's rights to the Exterior Signs to an Affiliate or an assignee of Tenant in connection with Tenant's assignment of its entire interest in this Lease to such Affiliate or assignee pursuant to Article 14 of this Lease, but any such transfer of signage rights pursuant to this Section 21.5.1 shall be subject to Landlord's reasonable approval of the name change on the Exterior Signs to reflect the identity of such assignee. In addition, following the Lease Commencement Date, Tenant shall only have such rights to the Exterior Signs and the Building B Monument Sign when the Original Tenant or such assignee is in actual and physical possession of at least four (4) full floors in Building B. Further, if at any time following the date Tenant leases four (4) full floors in Building C from Landlord pursuant to this Lease and thus had the right to the Additional Building C Exterior Sign, either (i) Tenant no longer leases four (4) full floors in Building C due to Tenant's exercise of its applicable Reduction Right pursuant to Section 1.7 above, or (ii) the Original Tenant or any such assignee is not in actual and physical possession of at least two (2) full floors in Building C, then Tenant shall no longer have its right to the Additional Building C Exterior Sign. Finally, if at any time following the date Tenant leases three (3) full floors in Building C from Landlord pursuant to this Lease and thus has the right to the Building C Exterior Sign and Building C Monument Sign, either (A) Tenant no longer leases three (3) full floors in Building C due to Tenant's exercise of its applicable Reduction Right pursuant to Section 1.7 above, or (B) the Original Tenant or any such assignee is not in actual and physical possession of at least two (2) full floors in Building C, Tenant shall no longer have its right to the Building C Exterior Sign or the Tenant's Building C Monument Sign.

          21.5.2 INSURANCE/MAINTENANCE/REMOVAL. Tenant shall be responsible for maintaining insurance on the Exterior Signs as part of the insurance required to be carried by Tenant pursuant to Section 10.3.2 above. Should the Exterior Signs require maintenance, repairs and/or replacement as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within twenty (20) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than twenty (20) days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such twenty (20) day period and shall diligently prosecute such repairs, replacement and maintenance to completion. Should Tenant fail to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work including interest at the Interest Rate. Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant's loss of its rights to any of the Exterior Signs pursuant to Section 21.5.1 above) Tenant shall, at Tenant's sole cost and expense, cause to be removed all such Exterior Signs (or prior to such expiration or earlier termination, those Exterior Signs for which Tenant has lost such rights, as the case may be) and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of such signage so required to be removed; provided, however, with respect to the Building B Monument Sign Landlord may elect to require Tenant to remove only Tenant's identification sign thereon, but not the monument itself, in which event Tenant shall have no obligation to make any repairs or restoration to the Building B monument resulting from such removal. If Tenant fails to remove such signage and repair and restore the affected areas as provided in the immediately preceding sentence within ten (10) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within twenty (20) days after Tenant's receipt of invoice therefor including

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interest at the Interest Rate. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 22

                              COMPLIANCE WITH LAWS

     Tenant shall not do anything or suffer anything to be done in or about the Premises or Buildings which will in any way conflict with any federal, state or local laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, including, without limitation, the Americans with Disabilities Act of 1990 and the Entitlements defined in Section 1.1.4 above (collectively, the "LAWS"). At its sole cost and expense, Tenant shall promptly comply with all such Laws, including, without limitation, the making of any alterations and improvements to the Premises. Notwithstanding the foregoing to the contrary, Landlord shall be responsible for making all alterations and improvements required by applicable Laws with respect to the items which are Landlord's responsibility to repair and maintain pursuant to Section 7.2 of this Lease (i.e., the structural portions of the Buildings, the exterior windows of the Buildings, the roof of each Building, the Base, Shell and Core components of the Buildings and the common area of the Real Property), and for otherwise complying with all Laws in the performance of Landlord's other obligations under this Lease; provided, however, that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such improvements and alterations and other compliance costs to the extent necessitated by or resulting from (i) any Alterations or Tenant Improvements installed by or on behalf of Tenant, (ii) any specific act, omission or negligence of tenant or Tenant's agents, contractors, employees or licensees, and/or (iii) Tenant's specific manner of use of the Premises (as distinguished from general office use). The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said Laws, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 23

                                ENTRY BY LANDLORD

     Landlord reserves the right at all reasonable times and upon at least 48 hours' advance written notice to Tenant (except no such notice shall be required in emergencies) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, or mortgagees, or to the ground or underlying lessors and, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; and/or (iv) alter, improve or repair the Premises or the Buildings if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Buildings which Landlord is required to perform under this Lease. Notwithstanding anything to the contrary contained in this
Article 23, Landlord may enter the Premises at any time to (A) perform regularly scheduled services required of Landlord; and (B) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent (except as expressly provided in Section 6.5 of this Lease) and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Subject to Landlord's indemnity of Tenant in Section 10.1.2 above, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding anything to the contrary set forth above, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises as a result of Landlord's exercise of its entry rights under this Article 23.

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                                   ARTICLE 24

                                 TENANT PARKING

     24.1 TENANT'S PARKING SPACES. Tenant shall have the right to use the number and type of parking spaces set forth in Section 10 of the Summary for parking by Tenant's employees in the Parking Facilities. Eighty percent (80%) of such parking spaces set forth in Section 10 of the Summary shall be located in the Phase I Parking Structure (the "PARKING STRUCTURE SPACES"), and twenty percent (20%) of such parking spaces set forth in Section 10 of the Summary, shall be located in the surface parking areas of the Project's Parking Facilities as designated by Landlord from time to time (the "SURFACE SPACES"). Notwithstanding anything to the contrary set forth in this Lease, with respect to the original Premises only, (i) five percent (5%) of Tenant's Parking Structure Spaces shall be reserved for Tenant's exclusive use and such reserved spaces shall be located immediately adjacent to the elevator lobby on the second (2nd) floor of the Phase I Parking Structure, and (ii) five percent (5%) of Tenant's Surface Spaces shall be reserved for Tenant's exclusive use and such reserved parking spaces shall be located in the area of the surface parking areas of Phase I which is immediately adjacent to Building B. If Tenant leases additional space in the Real Property pursuant to Sections 1.5 and/or 1.6 of this Lease, Tenant shall be entitled to use additional reserved and unreserved parking spaces in the amounts and locations within the Parking Facilities as set forth therein. Tenant hereby acknowledges that Landlord shall have no obligation to ensure (or enforce against other tenants) that Tenant's reserved parking spaces are used only as designated by Tenant. Landlord shall not grant to other tenants in the Project the right to use parking spaces located in the Phase I Parking Structure which when aggregated with the number of Parking Structure Spaces originally allocated to Tenant hereinabove would exceed the number of parking spaces located in the Phase I Parking Structure. Subject to all of the terms and conditions of this Lease, including Sections 1.1.3, 24.4 and 25.29 and Articles 11 and 13, the Rules and Regulations attached hereto as EXHIBIT D, the Parking Rules and Regulations attached hereto as EXHIBIT F and all applicable Laws, Tenant shall have access to Tenant's allocated parking spaces described in this Section 24.1 twenty-four (24) hours per day, seven (7) days per week.

     24.2 PARKING CHARGES. Tenant shall not be charged any parking charges for the use of Tenant's parking spaces set forth in Section 10 of the Summary (and any additional parking spaces leased by Tenant as a result of the addition of any Pre-Third Year Offer Space pursuant to Section 1.5 above) during the initial Lease Term, but Tenant shall be charged for the use of any such parking spaces during the applicable Option Term(s) at the prevailing parking rates, if any, charged by Landlord and/or Landlord's parking operator from time-to-time for parking (at reserved and unreserved rates, as applicable) in the Parking Facilities. In addition, Tenant shall be charged for the use of any additional parking spaces leased by Tenant as a result of the addition of any Post-Third Year Offer Space, Special First Offer Space and/or FHS Expansion Space leased by Tenant pursuant to Sections 1.5 and 1.6 above at the prevailing parking rates, if any, charged by Landlord and/or Landlord's parking operator from time-to-time (at reserved and unreserved rates, as applicable). To the extent Tenant is charged for parking during an Option Term or for any Post-Third Year Offer Space, Special First Offer Space or FHS Expansion Space, Tenant shall have the right, following written request made by Tenant to Landlord at least sixty (60) days prior to the applicable commencement date for such Option Term or for such space, to have such parking charges included by Landlord in the calculation of, and as an increase in, the Base Rent payable for such Option Term, Post-Third Year Offer Space, Special First Offer Space or FHS Expansion Space, as the case may be, instead of as a separate parking charge; if Tenant makes such request, Landlord shall notify Tenant of any such increase in the applicable Base Rent at least thirty (30) days prior to such applicable commencement date (which increase shall be based upon the parking rates in effect as such applicable commencement date) and at least thirty (30) days prior to the date any subsequent increase in the applicable Base Rent shall be effected based upon any subsequent increases in the parking rates charged by Landlord for the applicable parking spaces from time to time.

     24.3 ADDITIONAL PARKING SPACES. Further, subject to availability as determined by Landlord in Landlord's sole discretion, Tenant shall have the right to lease additional unreserved, undesignated parking spaces in the Parking Facilities on a month-to-month basis (with Landlord and Tenant having the right to terminate any such month-to-month lease(s) upon thirty (30) days' prior notice to the other), subject to Tenant's payment to Landlord of the prevailing monthly parking rates, if any, charged by Landlord and/or Landlord's parking operator from time-to-time for such additional spaces so leased by Tenant.

     24.4 LIMITATIONS ON TENANT'S PARKING RIGHTS. Tenant shall abide, and cause its employees and visitors who utilize the Parking Facilities to abide, by the Parking Rules and Regulations attached hereto as EXHIBIT F, as may be modified by Landlord from time to time. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Parking Facilities at any time (including without limitation, implementing paid visitor parking) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that Landlord shall not reduce the number of Tenant's parking spaces on a permanent basis below the number set forth in Section 10 of the Summary and Landlord shall act reasonably to avoid or minimize any unreasonable disruption to Tenant's use of Tenant's allocated parking spaces in the Parking Facilities. The parking rights provided to Tenant pursuant to this Article 28 are provided solely for use by Tenant's own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant's visitors shall be subject to availability, as reasonably determined by Landlord, parking in such visitor parking areas as may be designated by Landlord from time to time, and payment by such visitors of the prevailing visitor parking rate charged by Landlord from time to time.

                                   ARTICLE 25

                            MISCELLANEOUS PROVISIONS

     25.1 TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     25.2 BINDING EFFECT. Subject to Section 25.5 below, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     25.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Buildings, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     25.4 Intentionally Deleted

     25.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property, the Buildings and/or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall be released from all liability under this Lease arising after the effective date of such transfer (to the extent such liability relates to the interest transferred) provided such obligations are expressly assumed by the transferee, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer. Notwithstanding the foregoing, Tenant acknowledges that Landlord anticipates that it will transfer all of its interest under this Lease to an affiliate of DCA Homes, Inc., Lennar Rolling Ridge, Inc. or LNR Property Corporation, or any entity in which any of the foregoing has an ownership interest (an "LNR AFFILIATE"), in which event the original Landlord executing this Lease shall be released from all liability under this Lease whether or not such liability arose prior to or arises after the date of transfer provided such obligations are expressly assumed by the LNR Affiliate transferee, and Tenant agrees to look solely to such LNR Affiliate transferee for the performance of Landlord's obligations. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Buildings and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Notwithstanding the foregoing provisions to the contrary, Tenant acknowledges that Landlord's obligations to construct a restaurant and child care facility pursuant to Section 1.1.4 of this Lease, and Landlord's obligation to provide FHS Expansion Space to Tenant pursuant to Section 1.6 of this Lease, shall not be binding upon: (i) any mortgagee (other than the Existing Lender, as defined in Section 18.2) who forecloses upon all or any portion of the Real Property or receives a deed in lieu of foreclosure thereof (a "FORECLOSING MORTGAGEE") or any portion of the Real Property transferred to such Foreclosing Mortgagee in such foreclosure proceedings or deed in lieu of foreclosure, except to the extent such Foreclosing Mortgagee has expressly assumed or agreed to be bound by such obligations in a subordination, non-disturbance and attornment agreement delivered to Landlord and Tenant pursuant to Article 18 of this Lease; or (ii) any other transferee of the Real Property which is other than an LNR Affiliate (or the portion of the Real Property transferred to such transferee) if following such transfer Landlord (or any LNR Affiliate assignee) retains ownership of any portion of the Real Property upon which Landlord may construct the restaurant and child care facility and/or provide the FHS Expansion Space to Tenant, as the case may be; provided that to the extent any transferee which acquires any portion of the Real Property from Landlord or an LNR Affiliate expressly assumes Landlord's obligations under Section 1.1.4 and/or 1.6, Landlord shall be relieved of such obligations with respect to all of the Real Property then retained by Landlord or the LNR Affiliate.

     25.6 PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     25.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord beyond such encumbrances as are created by this Lease.

     25.8 CAPTIONS. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     25.9 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     25.10 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     25.11 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.


     25.12 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     25.13 NO WARRANTY. In executing and delivering this Lease, neither Landlord nor Tenant has relied on any representation or any warranty or any statement of the other party which is not set forth herein or in one or more of the exhibits or riders attached hereto.

     25.14 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     25.15 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease (including the exhibits and riders which are attached hereto and constitute an integral part of this Lease) and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     25.16 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Buildings, the Existing Buildings and/or any other portion of the Real Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Real Property.

     25.17 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, rain or other inclement weather, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or inactions, including, without limitation, any delays in obtaining permits or approvals from the applicable governmental authorities, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed on Tenant under the Tenant Work Letter or with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, or monetary amounts required to be paid by Landlord pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     25.18 CONSENTS AND APPROVALS. Any time the consent or approval of Landlord or Tenant is required under this Lease (including any approval rights of Landlord while acting as "Declarant" under any covenants, conditions or restrictions recorded against the Real Property to the extent such approval pertains to rights granted to Tenant under this Lease), such consent or approval shall not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith. Notwithstanding the foregoing, (i) Landlord shall be entitled to grant or withhold its consent or approval or exercise its discretion in its sole and absolute discretion with respect to (A) matters which could affect the common areas of the Real Property or the exterior appearance of the Buildings or Real Property, (B) actions taken by Landlord pursuant to Article 19 of this Lease, or (C) matters which could have an adverse effect on the structural components or Systems and Equipment of the Buildings, and (ii) Landlord and Tenant shall grant or withhold its consent or exercise its discretion with respect to matters for which there is a standard of consent, approval or discretion specifically set forth in this Lease in accordance with such specific standards.

     25.19 NOTICES. All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or sent by nationally recognized overnight courier (i) to

Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) on the date which is three (3) business days after it is mailed as provided in this
Section 25.19, or (B) upon the date personal delivery is made, or (C) upon the date which is one (1) business day after it is sent by nationally recognized overnight courier, as the case may be. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     25.20 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     25.21 AUTHORITY. Each party hereby represents and warrants to the other party that the representing party is a duly formed and existing corporation qualified to do business in the State of California and that the representing party has full right and authority to execute and deliver this Lease and that each person signing on behalf of the representing party is authorized to do so. Each party is making the foregoing representations knowing that the other party will rely thereon.

     25.22 ATTORNEYS' FEES JURY TRIAL. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS lEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY AND, IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS' FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING AND EXECUTING SUCH JUDGMENT.

     25.23 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     25.24 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     25.25 BROKERS.

          25.25.1 REPRESENTATIONS, COVENANTS, PAYMENT AND Indemnity. Tenant hereby represents and warrants to Landlord that: (i) Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease on Tenant's behalf, excepting only Cushman & Wakefield of California, Inc. ("TENANT'S BROKER"); (ii) Tenant has engaged and will continue to engage Tenant's Broker as the exclusive broker representing Tenant and any Affiliate assignee of Tenant in connection with this Lease with respect to any space leased by Tenant and/or such Affiliate assignee in the Project for the first fifteen (15) years of the Lease Term (inclusive of renewals and extensions) commencing as of the Lease Commencement Date, whether or not pursuant to any formal renewal or expansion provisions (including but not limited to any first offer or first refusal rights) contained in this Lease, including, without limitation, (A) any renewals of this Lease pursuant to the Extension Option Rider attached to this Lease (but not with respect to any renewals beyond such 15-year period), and (B) the leasing of any additional space pursuant to Sections 1.5 and/or 1.6 of this Lease (whether or not such leasing is pursuant to an amendment to this Lease or a separate lease therefor and whether or not
Section 1.6 of this Lease is removed from this Lease and put into a separate lease agreement pursuant to Section 1.6.7); and (iii) Tenant has no actual knowledge of any other real estate broker or agent who is or in the future will be entitled to a commission in connection with this Lease or any such renewals or expansions on Tenant's or such Affiliate assignee's behalf. Landlord represents and warrants to Tenant that Landlord has engaged Lee & Associates-Los Angeles North, Inc. ("LANDLORD'S BROKER") as Landlord's broker in connection with the execution of this Lease, and Landlord shall pay the brokerage commissions owing to Landlord's Broker in connection with the transactions contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and Landlord's Broker. Landlord shall pay the brokerage commissions owing to Tenant's Broker in connection with the transactions contemplated by this Lease pursuant to that certain Commission Agreement for Health Net dated September 13, 2000 between Landlord and Tenant's Broker, a copy of which is attached hereto as
EXHIBIT I (the "TENANT'S BROKER COMMISSION AGREEMENT"). If Tenant or any such Affiliate assignee subsequently engages any real estate broker or agent other than Tenant's Broker in connection with this Lease and/or any renewals, expansions or other transactions for which Landlord or any grantee or successor of Landlord would be obligated to pay Tenant's Broker a commission pursuant to Tenant's Broker Commission Agreement, Tenant (and with respect to any such transactions involving an Affiliate assignee, such Affiliate assignee) shall be solely responsible for and shall pay to such other brokers all commissions and other fees and compensation owing or alleged to be owing to such other brokers in connection therewith. Tenant (and with respect to any such transactions described above involving an Affiliate assignee, such Affiliate assignee) shall indemnify, defend, protect and hold Landlord harmless from and against any and all costs, expenses, liabilities, demands, actions, causes of action and claims, including, without limitation, reasonable attorneys' fees and court costs (1) arising out of or related to any breach by Tenant (or such Affiliate assignee, as the case may be) of any representations, warranties and/or covenants set forth in this Section 25.25, and (2) with respect to any leasing or brokerage commissions, fees or equivalent compensation alleged to be owing to any real estate broker or agent other than Tenant's Broker on account of Tenant's and/or such Affiliate assignee's dealings with any such other real estate broker or agent in connection with this Lease, any renewals or expansions pursuant to the Extension Option Rider and/or Sections 1.5 and/or 1.6 of this Lease, and/or any renewals, expansions or other transactions for which Landlord or any grantee or successor of Landlord would be obligated to pay a commission to Tenant's Broker pursuant to Tenant's Broker Commission Agreement. The terms of this Section
25.25 shall survive the expiration or earlier termination of this Lease. Any Affiliate succeeding to Tenant's interest in this Lease shall, upon succeeding to Tenant's interest, automatically be bound by the provisions, and assume the obligations and indemnifications of Tenant set forth in this Section 25.25 without the need for any further documentation therefor.

          25.25.2 LNR GUARANTY. If Landlord fails to timely pay the commissions owing to Tenant's Broker pursuant to Section 2a of the Tenant's Broker Commission Agreement with respect to the initial Leased Premises leased by Tenant under this Lease (I.E., the Premises located in Building B and floors 3, 4 and 5 of Building C) for the initial 10-year Lease Term therefor, within thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant as provided in Section 2a (the "INITIAL COMMISSION PAYMENT"), Tenant may make such Initial Commission Payment to Tenant's Broker and the amount of the Initial Commission Payment so made by Tenant shall be repaid by Landlord to Tenant within ten (10) days after written demand by Tenant to Landlord, which repayment obligation shall be guaranteed by LNR Property Corporation in the LNR Guaranty attached to the Tenant Work Letter as SCHEDULE 3. Tenant's payment rights and Landlord's repayment obligations to be guaranteed by LNR Property Corporation pursuant to this Section 25.25.2 shall not apply to any commissions payable to Tenant's Broker with respect to expansions or renewals under Section 6 of the Tenant's Broker Commission Agreement.

     25.26 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair Tenant's express rights as stated elsewhere in this Lease; provided, further, however, that the foregoing shall also not impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Buildings, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

     25.27 BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change or designate the name of Building C and the Real Property and to install, affix and maintain any and all signs on the exterior of the Real Property and on the exterior and interior of Building C, but after the Lease Commencement Date Landlord shall have no right to place or allow any signs identifying any tenant or any owner on Building B or on the Building B Monument Sign described in Section 21.5 above.

     25.28 TRANSPORTATION MANAGEMENT. In addition to Tenant's obligations in
Section 5.1 above, if required by law, Landlord and Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     25.29 LANDLORD'S CONSTRUCTION. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Buildings and Real Property, including without limitation, the Phase I Parking Structure, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, parking facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "CONSTRUCTION"). In connection with such Construction, Landlord (and/or any common area association) may, among other things, erect scaffolding or other necessary structures in the Buildings, limit or eliminate access to portions of the Real Property, including portions of the common areas, access roads and parking facilities, or perform work in or around the Buildings or Real Property, which work may create noise, dust or leave debris. Tenant hereby agrees that such Construction and Landlord's (and/or such common area association's) actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor (except as provided in Section 6.5) entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Construction or Landlord's (and/or such common area association's) actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's (and/or such common area association's) actions in connection with such Construction; provided, however, that (i) Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises as a result of such Construction, (ii) Landlord shall perform such Construction in compliance with all applicable Laws in effect as of any time such Construction is performed, including, without limitation, all Environmental Laws and (iii) except in emergencies, after the Lease Commencement Date, Landlord shall direct that all construction trucks used in connection with such Construction not access the Real Property during such Construction over the proposed private street leading from Burbank Boulevard as depicted on EXHIBIT A-1 attached hereto.

     25.30 ROOFTOP RIGHTS.

          25.30.1 Subject to (i) the approval of all applicable governmental agencies, (ii) Tenant's compliance with all applicable Laws, (iii) the provisions of this Lease, and (iv) the provisions, and Tenant's compliance with and obtaining all approvals required under, all covenants, conditions and restrictions now or hereafter recorded against or affecting the Real Property, Landlord hereby agrees that Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, to install on the roof of Building B and Building C, in such locations as shall be reasonably approved by Landlord, one
(1) or more telecommunication antennae, satellite dishes and similar telecommunication equipment (collectively, the "TELECOMMUNICATION DEVICES"). In addition, Tenant shall have the right, subject to available capacity of Building B and Building C, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "CONNECTING EQUIPMENT") in the shafts, ducts, conduits, chases, utility closets and other facilities of Building B and Building C, respectively, as is reasonably necessary to connect the Telecommunication Devices to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 25.30.2 below. Tenant shall also have the right of access, consistent with Section 25.30.2 below, to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same. The Telecommunication Devices and the Connecting Equipment shall be referred to herein together or separately as the "TELECOMMUNICATION EQUIPMENT".

Notwithstanding the foregoing to the contrary, (A) Tenant shall only have the rights to install and have access to the Telecommunication Equipment with respect to Building C while Tenant is leasing space in Building C, and (B) the area of the roof of Building C upon which Tenant may install its Telecommunication Devices shall not exceed one hundred fifty (150) square feet in the aggregate. None of the rights granted to Tenant pursuant to this Section 25.30, including without limitation, Tenant's right to install on the roof of Building B the Telecommunication Devices, shall derogate from the rights granted to Landlord pursuant to Section 1.3 above. Landlord agrees that in exercising its rights as "Declarant" under any covenants, conditions and restrictions recorded against the Real Property, Landlord shall not act (or fail to act) in a manner (including without limitation, enacting any amendment thereto while Landlord has the unilateral right to do so as Declarant thereunder) which would materially diminish Tenant's rights under this Section 25.30.

          25.30.2 The installation of the Telecommunication Equipment shall constitute work and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, including, without limitation, Tenant's obligation to obtain Landlord's prior written consent to the specifications and manner of installation of the Telecommunication Equipment, and the Telecommunication Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. In no event shall Tenant be permitted to penetrate the roof of the Buildings or void any warranties pertaining to the Buildings in connection with Tenant's installation of the Telecommunication Equipment. For the purposes of determining Tenant's obligations with respect to its use of the roof herein provided, the portion of the roof and the exterior of the Buildings affected by the Telecommunication Equipment shall be deemed to be a portion of Tenant's Premises; consequently, all of the provisions of this Lease respecting Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Telecommunication Equipment, including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance. Landlord shall have no obligation with regard to the portions of the roof where the Telecommunications Equipment is located.

          25.30.3 It is expressly understood that Landlord retains the right to use the roof of each of the Buildings for any reasonable purpose whatsoever including to perform Landlord's obligations under this Lease and/or install or permit other tenants and other parties to install telecommunications equipment thereon, provided that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with Tenant's use of, the Telecommunication Equipment located thereon.

          25.30.4 Tenant shall install, use, maintain and repair the Telecommunication Equipment so as not to cause damage to or interfere with (i) the operation of the Buildings or the Project's Systems and Equipment and/or
(ii) the operation of the businesses of other tenants, or occupants or licensees of the Project or the systems and equipment of such tenants, occupants or licensees located in the Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section 25.30.4.

          25.30.5 Landlord shall not have any obligations with respect to the Telecommunication Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Telecommunication Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Telecommunication Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable to Tenant therefor. Landlord agrees to use good faith efforts to minimize interference or disturbance to the Telecommunication Equipment.

          25.30.6 Tenant, at Tenant's sole cost and expense, shall paint and maintain the Telecommunication Equipment in such color(s) as Landlord shall determine and shall install such fencing, screening and other protective equipment on or about the Telecommunication Equipment as Landlord may reasonably determine and/or as may be required under any covenants, conditions and restrictions now or hereafter recorded against the Real Property.

          25.30.7 Tenant shall (i) be solely responsible for any damage caused as a result of the Telecommunication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Telecommunication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements or maintenance of the Telecommunication Equipment.

          25.30.8 If any of the conditions set forth in this Section 25.30 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall correct such noncompliance within thirty (30) days after receipt of written notice thereof. If Tenant fails to correct noncompliance within such thirty (30) period, then Tenant shall immediately discontinue its use of the Telecommunication Equipment and remove the same.

          25.30.9 Upon the expiration of this Lease or upon any earlier termination of this Lease, Tenant shall, subject to the control of and direction from Landlord, remove the Telecommunication Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Buildings to their condition existing prior to the installation of the Telecommunication Equipment.

          25.30.10 Tenant's rights under this Section 25.30 shall be personal to the Original Tenant, any assignee of Tenant (including an Affiliate) to which Tenant has assigned all of its interests under this Lease pursuant to Article 14 above, and any subtenants of Tenant subleasing portions of the Premises who are Affiliates of Tenant pursuant to Section 14.7 above. In the event that Tenant shall seek to allow a subtenant subleasing any portion of the Premises who is not an Affiliate to use or exercise the rights granted to Tenant hereunder, Tenant must first obtain Landlord's prior consent thereto, which shall not be unreasonably withheld or delayed. Notwithstanding anything in this Section 25.30 to the contrary, the rights granted hereunder may only be used in connection with the use of the Premises by Tenant or any such assignee or approved subtenant of Tenant permitted by Article 5 above.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                               "Landlord":

                               DCA HOMES, INC., a Florida corporation

                               By:      /s/ DAVID O. TEAM
                                   -------------------------------------
                                      Name:    DAVID O. TEAM
                                      Its:    VICE PRESIDENT

                               By:      /s/ CURTIS J. STEPHENSON
                                   -------------------------------------
                                      Name:    CURTIS J. STEPHENSON
                                      Its:    ASSISTANT VICE PRESIDENT

                               LENNAR ROLLING RIDGE, INC., a California
                                corporation

                               By:      /s/ DAVID O. TEAM
                                   -------------------------------------
                                      Name:    DAVID O. TEAM
                                      Its:    VICE PRESIDENT

                               By:      /s/ CURTIS J. STEPHENSON
                                   -------------------------------------
                                      Name:    CURTIS J. STEPHENSON
                                      Its:    ASSISTANT VICE PRESIDENT


                               "Tenant":

                               HEALTH NET,
                               a California corporation

                               By:      /s/ DEE JAY MAILER
                                   -------------------------------------
                                      Name:    DEE JAY MAILER
                                      Its:    SENIOR VICE PRESIDENT AND COO

                               By:      /s/ GEORGE DI SALVO
                                   -------------------------------------
                                      Name:    GEORGE DI SALVO
                                      Its:    SENIOR VICE PRESIDENT AND CFO


                                      -64-